FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
_____________________________________________________

Dated as of January 28, 2013

_____________________________________________________

0

TABLE OF CONTENTS	Page

ARTICLE 1	DEFINED TERMS 1

ARTICLE 2	ORGANIZATIONAL MATTERS 19

2.1	Formation 19

2.2	Name 19

2.3	Registered Office and Agent; Principal Office 19

2.4	Power of Attorney 20

2.5	Term 21

ARTICLE 3	PURPOSE 21

3.1	Purpose and Business 21

3.2	Powers 22

ARTICLE 4	CAPITAL CONTRIBUTIONS 23

4.1	Capital Contributions of the Partners 23

4.2	Additional Funds; Restrictions on the General Partner 23

4.3	Issuance of Additional Partnership Interests; Admission of Additional Limited Partners 25

4.4	Contribution of Proceeds of Issuance of Common Stock and Preferred Stock 26

4.5	Repurchase of Common Stock; Shares-In-Trust 27

4.6	No Third-Party Beneficiary 28

4.7	No Interest; No Return 28

4.8	No Preemptive Rights. 28

ARTICLE 5	DISTRIBUTIONS 28

5.1	Distributions 28

5.2	Qualification as a REIT 30

5.3	Withholding 30

5.4	Additional Partnership Interests 31

5.5	Tax Distributions 31

ARTICLE 6	ALLOCATIONS 32

6.1	Allocations 32

6.2	Revisions to Allocations to Reflect Issuance of Partnership Interests 32

ARTICLE 7	MANAGEMENT AND OPERATIONS OF BUSINESS 32

7.1	Management 32

7.2	Certificate of Limited Partnership 37

7.3	Reimbursement of the General Partner 37

7.4	Outside Activities of the General Partner 39

7.5	Contracts with Affiliates 39

7.6	Indemnification 40

7.7	Liability of the General Partner 42

7.8	Other Matters Concerning the General Partner 43

7.9	Title to Partnership Assets 44

7.10	Reliance by Third Parties 44

7.11	Loans By Third Parties 45

ARTICLE 8	RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS 45

8.1	Limitation of Liability 45

8.2	Management of Business 45

8.3	Outside Activities of Limited Partners 46

8.4	Return of Capital 46

8.5	Rights of Limited Partners Relating to the Partnership 46

8.6	Exchange Rights Agreements 47

ARTICLE 9	BOOKS, RECORDS, ACCOUNTING AND REPORTS 47

9.1	Records and Accounting 47

9.2	Fiscal Year 48

9.3	Reports 48

ARTICLE 10	TAX MATTERS 48

10.1	Preparation of Tax Returns 48

10.2	Tax Elections 49

10.3	Tax Matters Partner 49

10.4	Organizational Expenses 51

10.5	Withholding 51

ARTICLE 11	TRANSFERS AND WITHDRAWALS 53

11.1	Transfer 53

11.2	Transfer of the General Partner’s General Partner Interest 53

11.3	Limited Partners’ Rights to Transfer 55

11.4	Substituted Limited Partners 57

11.5	Assignees 57

11.6	General Provisions 58

ARTICLE 12	ADMISSION OF PARTNERS 60

12.1	Admission of Successor General Partner 60

12.2	Admission of Additional Limited Partners 60

12.3	Amendment of Agreement and Certificate of Limited Partnership 61

ARTICLE 13	DISSOLUTION, LIQUIDATION AND TERMINATION 62

13.1	Dissolution 62

13.2	Winding Up 63

13.3	No Obligation to Contribute Deficit 64

13.4	Rights of Limited Partners 65

13.5	Notice of Dissolution 65

13.6	Termination of Partnership and Cancellation of Certificate of Limited Partnership 65

13.7	Reasonable Time for Winding-Up 65

13.8	Waiver of Partition 65

ARTICLE 14	AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS 65

14.1	Amendments 65

14.2	Meetings of the Partners 66

ARTICLE 15	GENERAL PROVISIONS 68

15.1	Addresses and Notice 68

15.2	Titles and Captions 68

15.3	Pronouns and Plurals 68

15.4	Further Action 68

15.5	Binding Effect 68

15.6	Creditors 68

15.7	Waiver 68

15.8	Counterparts 69

15.9	Applicable Law 69

15.10	Invalidity of Provisions 69

15.11	Entire Agreement 69

15.12	Merger 69

15.13	No Rights as Stockholders 69

15.14	Effectiveness 69

ARTICLE 16	SERIES A REDEEMABLE PREFERRED UNITS 69

16.1	Designation and Number. 70

16.2	Voting. 70

16.3	Redemptions. 70

ARTICLE 17	71

17.1	Designation and Number. 71

17.2	Voting. 72

17.3	Mandatory Unit Conversion. 72

17.4	Redemptions. 72

ARTICLE 18	CLASS B UNITS 73

18.1	Designation and Number. 73

18.2	Voting. 73

18.3	Conversion of Class B Units 73

18.4	Profits Interests. 74
EXHIBITS
Exhibit A    –    Partnership Interests
Exhibit B    –    Allocations

FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P.
THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PREFERRED APARTMENT COMMUNITIES OPERATING PARTNERSHIP, L.P. dated as of January 28, 2013, is entered into among PREFERRED APARTMENT COMMUNITIES, INC., a Maryland corporation, as General Partner, and PREFERRED APARTMENT ADVISORS, LLC, a Delaware limited liability company, as the Initial Limited Partner and as the Special Limited Partner, and the Limited Partners party hereto from time to time.
WHEREAS, the General Partner formed Preferred Apartment Communities Operating Partnership, L.P. as a limited partnership on May 13, 2010 pursuant to the Revised Uniform Limited Partnership Act of the State of Delaware and filed a certificate of limited partnership with the Secretary of State of the State of Delaware (the “Certificate”).
WHEREAS, the General Partner and the Initial Limited Partner entered into the Third Amended and Restated Agreement of Limited Partnership dated as of November 18, 2011, as amended by that certain First Amendment to Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of March 14, 2012, and that certain Second Amendment to Third Amended and Restated Agreement of Limited Partnership of the Partnership dated as of December 28, 2012 (as amended, the “Third Amended and Restated Agreement”).
WHEREAS, the General Partner has created a new class of preferred stock, the Series B Preferred Stock (as defined below), and has issued and sold 40,000 shares of the Series B Preferred Stock to investors.
WHEREAS, the General Partner and the Initial Limited Partner desire to amend and restate the Third Amended and Restated Agreement principally in order to incorporate all prior amendments thereto and to add a new class of Partnership Unit, the Series B Preferred Unit (as defined below), to correspond with the Series B Preferred Stock.
NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree that the Third Amended and Restated Agreement hereby is amended and restated in its entirety to read as follows:
ARTICLE 1
DEFINED TERMS
The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.
Act” means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, and any successor to such statute.

“Additional Limited Partner” means a Person that has executed and delivered an additional limited partner signature page in the form attached hereto, has been admitted to the Partnership as a Limited Partner pursuant to Section 4.3 and that is shown as such on the books and records of the Partnership.
“Adjusted Capital Account Deficit” means, with respect to any Partner, the negative balance, if any, in such Partner’s Capital Account as of the end of any relevant fiscal year, determined after giving effect to the following adjustments:
(a)    credit to such Capital Account any portion of such negative balance which such Partner (i) is treated as obligated to restore to the Partnership pursuant to the provisions of Section 1.704-1(b)(2)(ii)(c) of the Regulations, or (ii) is deemed to be obligated to restore to the Partnership pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and
(b)    debit to such Capital Account the items described in Sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.
“Administrative Expenses” means (i) all organizational, administrative and operating costs and expenses incurred by the Partnership, (ii) administrative costs and expenses of the General Partner, including any salaries or other payments to directors, officers or employees of the General Partner, and any accounting and legal expenses of the General Partner, which expenses, the Partners have agreed, are expenses of the Partnership and not the General Partner, and (iii) to the extent not included in clauses (i) or (ii) above, General Partner Expenses; provided, however, that Administrative Expenses shall not include any administrative costs and expenses incurred by the General Partner that are attributable to assets or interests in a Subsidiary that are owned by the General Partner other than through its ownership interest in the Partnership.
“Affected Gain” has the meaning set forth in Paragraph 3(b) of Exhibit B.
“Affiliate” means,
(a)    with respect to any individual Person, any member of the Immediate Family of such Person or a trust established for the benefit of such member, or
(b)    with respect to any Entity, any Person which, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, any such Entity. For purposes of this definition, “control,” when used with respect to a any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Fourth Amended and Restated Agreement of Limited Partnership, as originally executed and as amended, supplemented or restated from time to time, as the context requires.
“Allocable Capital Contributions” means, as determined as of the Distribution Date with respect to any Real Estate Asset, the amount of Capital Contributions of each Partner holding GP Units or Class A Units allocable to the acquisition or improvement of such Real Estate Asset (taking into account the distribution of the proceeds of any financing or refinancing of such Real Estate Asset), as reasonably determined by the General Partner.
“Allocable Expenses” means, as determined as of the Distribution Date, a proportionate share of the Expenses, which shall be determined by multiplying total Expenses with respect to which a distribution was not previously made to the Partners holding GP Units or Class A Units by the Apportionment Percentage.
“Apportionment Percentage” means as of each Distribution Date, a fraction, the numerator of which is the Allocable Capital Contributions made by Partners holding GP Units or Class A Units used to acquire or improve the Real Estate Asset giving rise to any distribution as of such date and the denominator of which is the aggregate Allocable Capital Contributions made by Partners holding GP Units or Class A Units used to acquire and improve all Real Estate Assets which are not Realized Investments (including as other than a Realized Investment, for this purpose, such Real Estate Asset giving rise to any distribution).
“Articles of Incorporation” means the General Partner’s Articles of Incorporation and Articles Supplementary, filed with the Maryland State Department of Assessments and Taxation, or other organizational documents governing the General Partner, as amended, supplemented or restated from time to time.
“Assignee” means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.
“Available Cash” means, with respect to the applicable period of measurement (i.e., any period (other than the first period in which this calculation of Available Cash is being made) beginning on the first day of the fiscal year, quarter or other period commencing immediately after the last day of the fiscal year, quarter or other applicable period for purposes of the prior calculation of Available Cash for or with respect to which a distribution has been made, and ending on the last day of the fiscal year, quarter or other applicable period immediately preceding the date of the calculation), the excess, if any, as of such date, of
(a)    the gross cash receipts of the Partnership for such period from all sources whatsoever, including the following:
(i)    all rents, revenues, income and proceeds derived by the Partnership from its operations, including distributions received by the Partnership from any Entity in which the Partnership has an interest;

(ii)    all proceeds and revenues received by the Partnership on account of any sales or redemptions of any Partnership Real Estate Assets or as a refinancing of or payment of principal, interest, costs, fees, penalties or otherwise on account of any borrowings or loans made by the Partnership or financings or refinancings of any Real Estate Assets or property of the Partnership, but not including any proceeds from a sale transaction if such proceeds are reinvested by the Partnership in one or more Real Estate Assets within 180 days thereafter;
(iii)    the amount of any insurance proceeds and condemnation awards received by the Partnership;
(iv)    all Capital Contributions and loans received by the Partnership from its Partners;
(v)    all cash amounts previously reserved by the Partnership, to the extent such amounts are no longer needed for the specific purposes for which such amounts were reserved; and
(vi)    the proceeds of liquidation of the Partnership’s property in accordance with this Agreement;
over
(b)    the sum of the following:
(i)    all operating costs and expenses, including taxes and other expenses of the assets directly and indirectly held by the Partnership and capital expenditures made during such period (without deduction, however, for any capital expenditures, charges for Depreciation or other expenses not paid in cash or expenditures from reserves described in clause (viii) below);
(ii)    all costs and expenses expended or paid during such period in connection with the sale or other disposition, or financing or refinancing, of the property directly or indirectly held by the Partnership or the recovery of insurance or condemnation proceeds;
(iii)    all fees provided for under this Agreement;
(iv)    all debt service, including principal and interest, paid during such period on all indebtedness (including under any line of credit) of the Partnership;
(v)    all capital contributions, advances, reimbursements, loans or similar payments made to any Person in which the Partnership has an interest;
(vi)    all loans made by the Partnership in accordance with the terms of this Agreement;

(vii)    all reimbursements to the General Partner or its Affiliates during such period; and
(viii)    the amount of any new reserve or reserves or increase in reserves established during such period which the General Partner determines is necessary or appropriate in its sole and absolute discretion.
Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.
“Average Capital Account Balance” means the quotient of (i) the aggregate Capital Account balance attributable to the Class A Units outstanding at the time of determination, divided by (ii) the number of such Class A Units outstanding at the time of determination. For purposes of the foregoing calculation, outstanding Class A Units shall include any other Partnership Units convertible into Class A Units, other than Class B Units, Series A Redeemable Preferred Units or Series B Preferred Units.
“Business Combination” has the meaning set forth in Section 7.1(a)(iii)(D).
“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York or in Atlanta, Georgia are authorized or required by law to close.
“Capital Account” means with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:
(a)    to each Partner’s Capital Account there shall be credited:
(i)    such Partner’s Capital Contributions;
(ii)    such Partner’s distributive share of Net Income, Net Property Gain and any items in the nature of income or gain which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B; and
(iii)    the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset distributed to such Partner;
(b)    to each Partner’s Capital Account there shall be debited:
(i)    the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement;
(ii)    such Partner’s distributive share of Net Losses, Net Property Loss and any items in the nature of expenses or losses which are specially allocated to such Partner pursuant to Paragraphs 1 and 2 of Exhibit B; and

(iii)    the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any asset contributed by such Partner to the Partnership; and
(c)    if all or a portion of a Partnership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Partnership Interest.
The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Sections 1.704-1(b) and 1.704-2 of the Regulations, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall reasonably determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed assets or which are assumed by the Partnership, the General Partner or any Limited Partner) are computed in order to comply with such Regulations, the General Partner may make such modification; provided, however, that all allocations of Partnership income, gain, loss and deduction continue to have “substantial economic effect” within the meaning of Section 704(b) of the Code and that no Limited Partner is materially adversely affected by any such modification.
“Capital Contribution” means, with respect to any Partner, any cash, cash equivalents or the Gross Asset Value of property (net of any liabilities secured by contributed property that the Partnership is considered to assume or take subject to under Section 752 of the Code) which such Partner contributes or is deemed to contribute to the Partnership pursuant to Article 4.
“Capital Transaction” means: (a) any sale, or other disposition (other than a deemed disposition pursuant to Section 708(b)(1)(B) of the Code and the Regulations thereunder) of (i) a Real Estate Asset of the Partnership, (ii) all or substantially all of the Real Estate Assets and other assets and properties of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the Real Estate Assets and other assets and properties of the Partnership, or (iii) all or substantially all the interests in the Partnership; (b) any merger of the Partnership, or any subsidiary or joint venture through which the Partnership owns unimproved or improved real property, with or into another person; or (c) any other transaction or series of transactions (including any financing transaction) determined to be a Capital Transaction in the reasonable discretion of General Partner.
“Cash Amount” means an amount of cash per Partnership Unit equal to the value of one share of Common Stock as determined under the applicable Exchange Rights Agreement on the Valuation Date of the Common Stock Amount.
“Cash Available for Distribution” means the Available Cash other than Net Sale Proceeds.
“Certificate” has the meaning set forth in the Recitals.
“Claims” has the meaning set forth in the Section 7.6(a)(i).

“Class A Unit” means a Partnership Unit which is designated as a Class A Unit of the Partnership.
“Class B Unit” means a Partnership Unit which is designated as a Class B Unit of the Partnership.
“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.
“Common Stock” means the common stock of the General Partner, $.01 par value per share. If, at any time, there is more than one class or series of Common Stock, the term “Common Stock” shall, as the context requires, be deemed to refer to the class or series of Common Stock that correspond to the class or series of Partnership Interests for which the reference to Common Stock is made.
“Common Stock Amount” means that number of shares of Common Stock equal to the product of (a) the number of Partnership Units offered for exchange by an exchanging Partner, multiplied by (b) the Exchange Factor as of the Valuation Date; provided, however, that if the General Partner or the Partnership issues to all holders of Common Stock rights, options, warrants or convertible, exercisable or exchangeable securities entitling the Stockholders to subscribe for or purchase Common Stock or any other securities or property (collectively, the “rights”), then the Common Stock Amount shall also include the rights that a holder of that number of shares of Common Stock would be entitled to receive, to the extent such rights have not expired as of the Valuation Date.
“Consent” means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2.
“Consent of the Limited Partners” means the Consent of Limited Partners holding Percentage Interests that are greater than 50% of the aggregate Percentage Interests of all Limited Partners who are not excluded for the purposes hereof.
“Contributed Property” means each property, partnership interest, contract right or other asset, in such form as may be permitted by the Act, contributed or deemed contributed to the Partnership by any Partner, including any interest in any successor partnership occurring as a result of a termination of the Partnership pursuant to Section 708 of Code.
“Debt” means, as to any Person, as of any date of determination and without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) obligations of such Person incurred in connection with entering into a lease which, in accordance with GAAP, should be capitalized.
“Depreciation” means, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion, amortization or other cost recovery deduction, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that except as otherwise provided in Section 1.704-2 of the Regulations, if there is a difference between the Gross Asset Value (including the Gross Asset Value, as increased pursuant to paragraph (d) of the definition of Gross Asset Value) and the adjusted tax basis of such asset at the beginning of such fiscal year or other period, Depreciation for such asset shall be an amount that bears the same ratio to the beginning Gross Asset Value of such asset as the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such fiscal year or other period bears to the beginning adjusted tax basis of such asset; provided further, however, that if the federal income tax depreciation, depletion, amortization or other cost recovery deduction for such asset for such fiscal year or other period is zero, Depreciation of such asset shall be determined with reference to the beginning Gross Asset Value of such asset using any reasonable method selected by the General Partner.
“Distribution Date” has the meaning set forth in Section 5.1(a).
“Effective Date” means the date upon which the Registration Statement relating to the General Partner’s public offering of Common Stock has been declared effective by the Securities and Exchange Commission.
“Entity” means any general partnership, limited partnership, corporation, joint venture, trust, business trust, real estate investment trust, limited liability company, limited liability partnership, cooperative or association.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).
“Exchange Factor” means 1.0; provided, however, that if the General Partner: (a) declares or pays a dividend on its outstanding Common Stock in Common Stock or makes a distribution to all holders of its outstanding Common Stock in Common Stock; (b) subdivides its outstanding Common Stock; or (c) combines its outstanding Common Stock into a smaller number of shares of Common Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination (assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time), and the denominator of which shall be the actual number of shares of Common Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination; provided further, however, that if an Entity other than an Affiliate of the General Partner shall become General Partner pursuant to any merger, consolidation or combination of the General

Partner with or into another Entity (the “Successor Entity”), the Exchange Factor shall be adjusted by multiplying the Exchange Factor by the number of shares of the Successor Entity in which one share of Common Stock is converted pursuant to such merger, consolidation or combination, determined as of the date of such merger, consolidation or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.
“Exchange Right” means the exchange right of a Limited Partner described in Section 8.6 and to be set forth in one or more Exchange Rights Agreements.
“Exchange Rights Agreements” has the meaning set forth in Section 8.6.
“Expenses” means (a) all organizational, administrative and operating costs and expenses incurred by the Partnership, including the asset management fee payable to the General Partner’s investment advisor, and (b) all REIT Offering Expenses; provided, however, that “Expenses” excludes any such expenses used to acquire and improve a Real Estate Asset and included in such Real Estate Asset’s Allocable Capital Contribution.
“Family Trusts” has the meaning set forth in the definition of “Immediate Family”.
“GAAP” means United States generally accepted accounting principles in effect on the Effective Date of the Registration Statement.
“General Partner” means Preferred Apartment Communities, Inc., a Maryland corporation, and any successor as general partner of the Partnership.
“General Partner Expenses” means (a) costs and expenses relating to the formation and continuity of existence and operation of the General Partner and any Subsidiaries thereof (which Subsidiaries shall, for purposes hereof, be included within the definition of General Partner), including taxes, fees and assessments associated therewith, any and all costs, expenses or fees payable to any director, officer or employee of the General Partner, (b) costs and expenses relating to any public offering and registration, or private offering, of securities by the General Partner, and all statements, reports, fees and expenses incidental thereto, including underwriting discounts and commissions applicable to any such offering of securities, and any costs and expenses associated with any claims made by any holders of such securities or any underwriters or placement agents thereof, (c) costs and expenses associated with the repurchase of any securities of the General Partner, (d) costs and expenses associated with the preparation and filing of any periodic report or other reports or communications by the General Partner under federal, state or local laws or regulations, including filings with the Securities and Exchange Commission and any securities exchange, (e) costs and expenses associated with compliance by the General Partner with laws, rules and regulations promulgated by any regulatory body, including the Securities and Exchange Commission and any securities exchange, (f) costs and expenses associated with any 401(k) plan, incentive plan, bonus plan or other plan providing for compensation for the officers, directors or employees of the General Partner or its Affiliates, (g) costs and expenses incurred by the General Partner relating to any issuing or redemption of

Partnership Interests and (h) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of or in connection with the Partnership.
“General Partner Interest” means a Partnership Interest held by the General Partner, in its capacity as general partner. A General Partner Interest may be expressed as a number of GP Units.
“GP Unit” means a Partnership Unit which is designated as a GP Unit of the Partnership.
“Gross Asset Value” means, with respect to any asset of the Partnership, such asset’s adjusted basis for federal income tax purposes, except as follows:
(a)    the initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, without reduction for liabilities, as determined by the contributing Partner and the Partnership on the date of contribution thereof;
(b)    if the General Partner determines that an adjustment is necessary or appropriate to reflect the relative economic interests of the Partners, the Gross Asset Values of all Partnership assets shall be adjusted in accordance with Sections 1.704-1(b)(2)(iv)(f) and (g) of the Regulations to equal their respective gross fair market values, without reduction for liabilities, as reasonably determined by the General Partner, as of the following times:
(i)    a Capital Contribution (other than a de minimis Capital Contribution) to the Partnership by a new or existing Partner as consideration for a Partnership Interest;
(ii)    the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership assets as consideration for the repurchase or redemption of a Partnership Interest;
(iii)    the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations; and
(iv)    the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in a partner capacity, or by a new Partner acting in a partner capacity or in anticipation of becoming a Partner;
(c)    the Gross Asset Values of Partnership assets distributed to any Partner shall be the gross fair market values of such assets (taking Section 7701(g) of the Code into account) without reduction for liabilities, as determined by the General Partner as of the date of distribution; and
(d)    the Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to

Sections 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations (as set forth in Exhibit B); provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the General Partner determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).
At all times, Gross Asset Values shall be adjusted by any Depreciation taken into account with respect to the Partnership’s assets for purposes of computing Net Income and Net Loss.
“Immediate Family” means, as to any natural Persons: (a) any of such Person’s parents and siblings, spouse and descendants and any of the spouses of such descendants (collectively, the “Individual Group”); (b) any trust, the beneficiaries of which consist exclusively of one or more members of the Individual Group (collectively, the “Family Trusts”); and (c) any entity which is controlled by, directly or indirectly, one or more members of the Individual Group and/or one or more of the Family Trusts.
“Incapacity” or “Incapacitated” means,
(a)    as to any individual who is a Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his person or his estate;
(b)    as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter;
(c)    as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership;
(d)    as to any limited liability company which is a Partner, the dissolution and commencement of winding up of the limited liability company;
(e)    as to any estate which is a Partner, the distribution by the fiduciary of the estate’s entire interest in the Partnership;
(f)    as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or
(g)    as to any Partner, the bankruptcy of such Partner, which shall be deemed to have occurred when:
(i)    the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect;

(ii)    the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner;
(iii)    the Partner executes and delivers a general assignment for the benefit of the Partner’s creditors;
(iv)    the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (ii) above;
(v)    the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner’s properties;
(vi)    any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof;
(vii)    the appointment without the Partner’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment; or
(viii)    an appointment referred to in clause (vii) which has been stayed is not vacated within 90 days after the expiration of any such stay.
“include”, “includes” and “including” shall be construed as if followed by the phrase “without limitation”.
“Indemnitee” means
(a)    any Person made a party to a proceeding by reason of:
(i)    its status as the General Partner or Liquidator,
(ii)    its status as a Limited Partner,
(iii)    its status as an investment advisor to the General Partner,
(iv)    its status as a trustee, director or officer of the Partnership, the General Partner, or the investment advisor to the General Partner,
(v)    its status as a director, trustee, member or officer of any other Entity, each Person serving in such capacity at the request of the Partnership or the General Partner, or

(vi)    his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to); and
(b)    such other Persons (including Affiliates of the General Partner, a Limited Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.
“Individual Group” has the meaning set forth in the definition of “Immediate Family”.
“Initial Limited Partner” means Preferred Apartment Advisors, LLC, a Delaware limited liability company.
“IRS” means the Internal Revenue Service of the United States (or any successor organization).
“Liability Shortfall” has the meaning set forth in Paragraph 3(d) of Exhibit B.
“Lien” means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.
“Limited Partner” means, prior to the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner, and thereafter any Person named as a Limited Partner in Exhibit A, as such Exhibit may be amended from time to time, upon the execution and delivery by such Person of an additional limited partner signature page, or any Substituted Limited Partner or Additional Limited Partner, in such Person’s capacity as a Limited Partner of the Partnership.
“Limited Partner Interest” means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled, as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units (other than GP Units).
“Liquidating Events” has the meaning set forth in Section 13.1(b).
“Liquidator” has the meaning set forth in Section 13.2(a)(iii).
“Net Income” or “Net Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable income or loss for such year or period as determined for federal income tax purposes by the General Partner, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a) of the Code shall be included in taxable income or loss), adjusted as follows:
(a)    by including as an item of gross income any tax-exempt income received by the Partnership and not otherwise taken into account in computing Net Income or Net Loss;
(b)    by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (or which is treated as a Section 705(a)(2)(B) expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) and not otherwise taken into account in computing Net Income or Net Loss, including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Section 709(b) of the Code) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code;
(c)    by taking into account Depreciation in lieu of depreciation, depletion, amortization and other cost recovery deductions taken into account in computing taxable income or loss;
(d)    by computing gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes by reference to the Gross Asset Value of such property rather than its adjusted tax basis;
(e)    if an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations, by taking into account the amount of such adjustment as if such adjustment represented additional Net Income or Net Loss pursuant to Exhibit B;
(f)    by excluding Net Property Gain and Net Property Loss; and
(g)    by not taking into account in computing Net Income or Net Loss items separately allocated to the Partners pursuant to Paragraphs 2 and 3 of Exhibit B.
“Net Property Gain” or “Net Property Loss” means, for each fiscal year or other applicable period, an amount equal to the Partnership’s taxable gain or loss for such year or period from a Capital Transaction, including the amount of any adjustment of the Gross Asset Value of any Real Estate Asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Sections 1.704-1(b)(2)(iv)(e), (f) and (g) of the Regulations. For these purposes, the value of the Real Estate Assets shall reflect the market capitalization of the General Partner (increased by the amount of any Partnership liabilities and the amount of any Series A Preferred Return then due and unpaid).

“Net Sale Proceeds” means the net proceeds from a Capital Transaction, as determined by the General Partner.
“Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(b)(1) and 1.704-2(c) of the Regulations.
“Nonrecourse Liabilities” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
“NYSE MKT” means the NYSE MKT LLC.
“Offer” has the meaning set forth in Section 11.2(c)(i).
“Partner” means the General Partner or a Limited Partner, and “Partners” means the General Partner and the Limited Partners collectively. Solely for purposes of Exhibit B, “Partner” shall include the Special Limited Partner.
“Partner Nonrecourse Debt” has the meaning set forth in Section 1.704-2(b)(4) of the Regulations.
“Partner Nonrecourse Debt Minimum Gain” means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
“Partner Nonrecourse Deductions” has the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations, and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(i)(2) of the Regulations.
“Partnership” means the limited partnership formed under the Act and pursuant to this Agreement, and any successor thereto.
“Partnership Interest” means an ownership interest in the Partnership representing a Capital Contribution by either a Limited Partner or the General Partner and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units.
“Partnership Minimum Gain” has the meaning set forth in Section 1.704-2(b)(2) of the Regulations, and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Section 1.704-2(d) of the Regulations.
“Partnership Record Date” means the record date established by the General Partner for a distribution pursuant to Section 5.1(a) or 5.1(b).

“Partnership Unit” means a fractional, undivided share of the Partnership Interests of all Partners issued hereunder. Partnership Units consist of Class A Units, Class B Units, GP Units, Series A Redeemable Preferred Units, Series B Preferred Units and any classes or series of Partnership Units established after the date hereof. The number of Partnership Units outstanding and the Percentage Interests in the Partnership represented by such Partnership Units are set forth in Exhibit A, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for Partnership Units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.
“Partnership Year” means the fiscal year of the Partnership, as set forth in Section 9.2.
“Percentage Interest” means the percentage determined by dividing the number of Partnership Units of a Partner by the sum of the number of Partnership Units of all Partners (other than the Series A Redeemable Preferred Units and the Series B Preferred Units) as specified in Exhibit A, as such Exhibit may be amended from time to time.
“Permitted Transferee” means any person to whom Partnership Units are Transferred in accordance with Section 11.3.
“Person” means an individual or Entity.
“Precontribution Gain” has the meaning set forth in subparagraph 3(c) of Exhibit B.
“Preferred Return” means the Series A Preferred Return or the Series B Preferred Return, as the context requires.
“Preferred Stock” means the Series A Redeemable Preferred Stock and the Series B Preferred Stock.
“Priority Return” means a cumulative, non-compounded rate of return equal to seven percent (7%) per annum.
“PTP Safe Harbors” has the meaning set forth in Section 11.6(f).
“Real Estate Assets” means any investment by the Partnership in unimproved and improved real property (including fee or leasehold interests, options and leases) or mortgage or real estate-related note, directly, through one or more subsidiaries or through a joint venture.
“Realized Investments” means those Real Estate Assets then and previously disposed of in any Capital Transactions.
“Redemption Date” means the date of redemption or other purchase of Series A Preferred Stock or Series B Preferred Stock by the General Partner.

“Registration Statement” means the Registration Statement on Form S-11 filed by the General Partner with the Securities and Exchange Commission, and any amendments thereof at any time made, relating to the initial public offering of Common Stock.
“Regulations” means the final, temporary or proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“REIT” means a real estate investment trust as defined in Section 856 of the Code.
“REIT Offering Expenses” has the meaning set forth in Section 4.4.
“REIT Requirements” has the meaning set forth in Section 5.2.
“Rights” has the meaning set forth in the definition of “Common Stock Amount”.
“Safe Harbor” has the meaning set forth in Section 10.2(d).
“Safe Harbor Election” has the meaning set forth in Section 10.2(d).
“Safe Harbor Interest” has the meaning set forth in Section 10.2(d).
“Securities” has the meaning set forth in Section 4.2(b).
“Series A Preferred Return” means, for each Series A Redeemable Preferred Unit, a cumulative, non-compounded rate of return equal to six percent (6%) per annum with respect to the Stated Value. For any partial period, such return shall be calculated ratably on the basis of a 360-day year consisting of twelve 30-day months.
“Series A Preferred Stock” means the Series A Redeemable Preferred Stock of the General Partner, $.01 par value per share.
“Series A Redeemable Preferred Unit” means a Partnership Unit which is designated as a Series A Redeemable Preferred Unit of the Partnership.
“Series B Articles Supplementary” means the Articles Supplementary classifying and designating the Series B Preferred Stock and fixing distribution and other preferences and rights of the Series B Preferred Stock dated January 15, 2013 and as filed with the State Department of Assessments and Taxation of Maryland on January 15, 2013.
“Series B Conversion Factor” means the amount equal to the quotient of (a) the sum of (i) the Stated Value with respect to a Series B Preferred Unit plus (ii) any accrued but unpaid Series B Preferred Return, divided by (b) $7.00.
“Series B Preferred Return” means, for each Series B Preferred Unit, an amount determined on a quarterly basis equal to the sum of (a) the cash distributions that would be payable with respect to such Series B Preferred Unit during such period on an as converted basis

(as if the Series B Preferred Unit had been converted into a number of Class A Units, based on the Series B Conversion Factor, and those Class A Units had been converted into REIT Shares, as adjusted by the Exchange Factor), plus (b) commencing on the Series B Return Date, the difference of (i) a cumulative, non-compounded rate of return equal to fifteen percent (15%) per annum with respect to the Stated Value for such period minus (ii) the amount determined under clause (a) above for such period. For any partial period, such return shall be calculated ratably on the basis of a 360-day year consisting of twelve 30-day months.
“Series B Preferred Stock” means the Series B Mandatorily Convertible Cumulative Perpetual Preferred Stock, $.01 par value per share.
“Series B Preferred Unit” means a Partnership Unit which is designated as a Series B Preferred Unit of the Partnership.
“Series B Return Date” means May 16, 2013.
“Special Limited Partner” means Preferred Apartment Advisors, LLC, a Delaware limited liability company, which shall be a limited partner of the Partnership and recognized as such under applicable Delaware law, but not a Limited Partner within the meaning of this Agreement.
“Special Limited Partner Interest” means the interest of the Special Limited Partner in the Partnership representing its right as the holder of an interest in distributions described in Section 5.1(b)(vi)(A) (and any corresponding allocations of income, gain, loss and deduction under this Agreement).
“Stated Value” means, as of any date, (a) with respect to the Series A Redeemable Preferred Units, $1,000 per Series A Redeemable Preferred Unit, less any amounts previously distributed in respect of such Series A Redeemable Preferred Unit pursuant to Section 5.1(b)(vi)(B), and (b) with respect to the Series B Preferred Units, $1,000 per Series B Preferred Unit, less any amounts previously distributed in respect of such Series B Preferred Unit pursuant to Section 5.1(b)(vi)(B).
“Stockholder” means a holder of Common Stock or, as the context requires, a holder of Preferred Stock.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of (a) the voting power of the voting equity securities, or (b) the outstanding equity interests (whether or not voting), is owned, directly or indirectly, by such Person.
“Substituted Limited Partner” means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.
“Successor Entity” has the meaning set forth in the definition of “Exchange Factor”.
“Surviving General Partner” has the meaning set forth in Section 11.2(d)(i)(A).

“Tax Distributions” has the meaning set forth in Section 5.5.
“Tax Items” has the meaning set forth in Paragraph 3(a) of Exhibit B.
“Third Amended and Restated Agreement” has the meaning set forth in the recitals.
“Trading Day” means (a) if the Common Stock is listed or admitted to trading on the NYSE MKT, a day on which the NYSE MKT is open for the transaction of business, (b) if the Common Stock is not listed or admitted to trading on the NYSE MKT but is listed or admitted to trading on another national securities exchange or automated quotation system, a day on which the principal national securities exchange or automated quotation system, as the case may be, on which the Common Stock is listed or admitted to trading is open for the transaction of business, or (c) if the Common Stock is not listed or admitted to trading on any national securities exchange or automated quotation system, any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

“Transaction” has the meaning set forth in Section 11.2(c).
“Transfer” as a noun, means any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, means to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.
“Valuation Date” means the date of receipt by the Partnership and the General Partner of notice from an exchanging Partner that such Partner is exercising its Exchange Rights or, if such date is not a Business Day, the first Business Day thereafter.
“Value” means, with respect to any security, the average of the daily market price of such security for the 20 consecutive Trading Days immediately preceding the date of such valuation. The market price for each such Trading Day shall be the VWAP of such security.
“VWAP” means, for any Trading Day, the volume-weighted average price, calculated by dividing the aggregate value of the Common Stock traded on the NYSE MKT during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of Common Stock traded on the NYSE MKT for such Trading Day, or if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day as determined by the board of directors of the General Partner in a commercially reasonable manner, using a volume-weighted average price method.

ARTICLE 2
ORGANIZATIONAL MATTERS

2.1	Formation

The General Partner has formed the Partnership by filing the Certificate on May 13, 2010 in the office of the Delaware Secretary of State. The Partnership is a limited partnership organized pursuant to the provision of the Act and upon the terms and conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

2.2	Name
The name of the Partnership is Preferred Apartment Communities Operating Partnership, L.P. The Partnership’s business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words “Limited Partnership”, “LP”, “Ltd.” or similar words, phrases or letters shall be included in the Partnership’s name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

2.3	Registered Office and Agent; Principal Office
The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is the Corporation Service Company, 2711 Centerville Road Suite 400, Wilmington, Delaware 19808. The principal office of the Partnership shall be 3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia 30339, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

2.4	Power of Attorney
(a)    Each Limited Partner and each Assignee who accepts Partnership Units (or any rights, benefits or privileges associated therewith) is deemed to irrevocably constitute and appoint the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:
(i)    execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:
(A)    all certificates, documents and other instruments (including this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the Limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property, including any documents necessary or advisable to convey any Contributed Property to the Partnership;
(B)    all instruments that the General Partner or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms;
(C)    all conveyances and other instruments or documents that the General Partner or any Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including a certificate of cancellation;
(D)    all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 or the Capital Contribution of any Partner;
(E)    all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and
(F)    amendments to this Agreement as provided in Article 14; and
(ii)    execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.
Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 or as may be otherwise expressly provided for in this Agreement.
(b)        The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Limited Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner’s or Assignee’s Partnership Units and shall extend to such Limited Partner’s or Assignee’s heirs, successors, assigns and personal representatives.
(i)    Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney.
(ii)    Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner’s or Liquidator’s request therefore, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.
(c)    For the purposes of this Section 2.4, the term “Limited Partner” shall be deemed to include the Special Limited Partner, unless the context otherwise requires.

2.5	Term
The term of the Partnership shall commence on the date hereof and shall continue until December 31, 2099, unless the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.
ARTICLE 3
PURPOSE

3.1	Purpose and Business
(a)    The purpose and nature of the business to be conducted by the Partnership is to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, including to engage in the following activities:
(i)    to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with the assets described in the prospectus contained in the Registration Statement;
(ii)    to acquire, hold, own, develop, construct, improve, maintain, operate, sell, lease, transfer, encumber, convey, exchange, and otherwise dispose of or deal with real and personal property of all kinds;
(iii)    to enter into any partnership, joint venture, corporation, limited liability company, trust or other similar arrangement to engage in any of the foregoing;
(iv)    to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; and
(v)    to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes;
provided, however, that such business shall be limited to and conducted in such a manner as to permit the General Partner at all times to be classified as a REIT, unless the General Partner determines not to qualify as a REIT or ceases to qualify as a REIT for any reason not related to the business conducted by the Partnership.
(b)    The Partnership shall have all powers necessary or desirable to accomplish the purposes enumerated.

3.2	Powers
(a)    The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, including full power and authority to enter into, perform and carry out contracts of any kind, to borrow money and to issue evidences of indebtedness, whether or not secured by a Lien, and, directly or indirectly, to acquire, own, manage, improve, develop and construct real property, and lease, sell, transfer and dispose of real property; provided, however, that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion,
(i)    could adversely affect the ability of the General Partner to continue to qualify as a REIT, unless the General Partner otherwise ceases to qualify as a REIT;
(ii)    could subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code; or
(iii)    could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner or its securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.
(b)    The General Partner also is empowered to do any and all acts and things necessary, appropriate or advisable to ensure that the Partnership will not be classified as a “publicly traded partnership” for the purposes of Section 7704 of the Code, including imposing restrictions on exchanges of Partnership Units.
ARTICLE 4
CAPITAL CONTRIBUTIONS

4.1	Capital Contributions of the Partners
(c)    To the extent the Partnership acquires any property by the merger of any other Person into the Partnership or the contribution of assets by any other Person, Persons who receive Partnership Interests in exchange for their interests in the Person merging into or contributing assets to the Partnership shall become Limited Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement or contribution agreement.

(d)    As of the effective date of this Agreement, the Partnership shall have five classes of Partnership Units, entitled “Class A Units”, “Class B Units”, “GP Units”, “Series A Redeemable Preferred Units” and “Series B Preferred Units”, respectively. Any Partnership Units representing Limited Partner Interests previously issued hereunder are redesignated as Class A Units, and any Partnership Units representing General Partner Interests previously issued hereunder are redesignated as GP Units. The Series A Redeemable Preferred Units, Series B Preferred Units and Class B Units shall have the same rights, privileges and preferences as the Class A Units, except as set forth in Articles 16, 17, and 18, respectively. Each Partner shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately exchanges, the issuance of additional Partnership Units, transfers of Partnership Units or similar events having an effect on any Partner’s Percentage Interest.
(e)    The number of Partnership Units held by the General Partner, in its capacity as general partner, as evidenced by GP Units, shall be deemed to be the General Partner Interest.
(f)    Except as otherwise may be expressly provided herein, the Partners shall have no obligation to make any additional Capital Contributions or provide any additional funding to the Partnership (whether in the form of loans, repayments of loans or otherwise) and no Partner shall have any obligation to restore any deficit that may exist in its Capital Account, either upon a liquidation of the Partnership or otherwise.

4.2	Additional Funds; Restrictions on the General Partner
(d)        The sums of money required to finance the business and affairs of the Partnership shall be derived from the Capital Contributions made to the Partnership by the Partners as set forth in Section 4.1 and from funds generated from the operation and business of the Partnership, including rents and distributions directly or indirectly received by the Partnership from any Subsidiary.
(i)    If additional financing is needed from sources other than as set forth in Section 4.2(a)(i) for any reason, the General Partner may, in its sole and absolute discretion, in such amounts and at such times as it solely shall determine to be necessary or appropriate,
(A)    cause the Partnership to issue additional Partnership Interests and admit additional Limited Partners to the Partnership in accordance with Section 4.3;
(B)    make additional Capital Contributions to the Partnership (subject to the provisions of Section 4.2(b));
(C)    cause the Partnership to borrow money, enter into loan arrangements, issue debt securities, obtain letters of credit or otherwise borrow money on a secured or unsecured basis;

(D)    make a loan or loans to the Partnership (subject to Section 4.2(b)); or
(E)    sell any assets or properties directly or indirectly owned by the Partnership.
(ii)    In no event shall any Limited Partners be required to make any additional Capital Contributions or any loan to, or otherwise provide any financial accommodation for the benefit of, the Partnership.
(e)    The General Partner shall not issue any debt securities, any Preferred Stock or any Common Stock (other than (x) as payment of the Common Stock Amount, or (y) in connection with the conversion or exchange of securities of the General Partner solely in conversion or exchange for other securities of the General Partner) or rights, options, warrants or convertible, exercisable or exchangeable securities containing the right to subscribe for or purchase any of the foregoing (collectively, “Securities”), other than to all holders of Common Stock, unless the General Partner shall:
(i)    in the case of debt Securities, lend to the Partnership the proceeds of or consideration received for such Securities on the same terms and conditions, including interest rate and repayment schedule, as shall be applicable with respect to or incurred in connection with the issuance of such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable);
(ii)    in the case of equity Securities senior or junior to the Common Stock as to dividends and distributions on liquidation, contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets) received for such Securities and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership, interests in the Partnership in consideration therefor with the substantially same terms and conditions, including dividend, dividend priority and liquidation preference, as are applicable to such Securities; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, (A) Series A Redeemable Preferred Units may have different terms and conditions from those of the Series A Preferred Stock, and (B) Series B Preferred Units may have different terms and conditions from those of the Series B Preferred Stock; and
(iii)    in the case of Common Stock or other equity Securities on a parity with the Common Stock as to dividends and distributions on liquidation (including Common Stock or other Securities granted as a stock award to directors and officers of the General Partner or directors, officers or employees of its Affiliates in consideration for services or future services, and Common Stock issued a pursuant to a dividend reinvestment plan or issued to enable the General Partner make distributions to satisfy the REIT Requirements), contribute to the Partnership the proceeds of or consideration (including any property or other non-cash assets, but excluding services) received for such Securities, if any, and the proceeds of, or consideration received from, any subsequent exercise, exchange or conversion thereof (if applicable), and receive from the Partnership a number of additional Partnership Units in consideration therefor equal to the product of
(A)    the number of shares of Common Stock or other equity Securities issued by the General Partner, multiplied by
(B)    a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such contribution.
provided, however, that the General Partner is allowed to issue additional Securities in connection with an acquisition of an asset to be held directly by the General Partner, but if and only if, such direct acquisition and issuance of additional Securities have been approved by a majority of the independent directors of the General Partner. Without limiting the foregoing, the General Partner is expressly authorized to issue Securities for less than fair market value, and the General Partner is authorized to cause the Partnership to issue to the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) corresponding Partnership Units, so long as (x) the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership, and (y) the General Partner (or any direct or indirect wholly owned Subsidiary of the General Partner) contributes all proceeds from any such issuance to the Partnership, including an issuance of shares of Common Stock pursuant to a share purchase plan or equity incentive plan providing for purchases of shares of Common Stock at a discount from fair market value or pursuant to option awards, including options to purchase shares that have an exercise price that is less than the fair market value of the shares of Common Stock, either at the time of issuance or at the time of exercise, and restricted or other share awards approved by the board of directors of the General Partner.

4.3	Issuance of Additional Partnership Interests; Admission of Additional Limited Partners
(a)    In addition to any Partnership Interests issuable by the Partnership pursuant to Section 4.2, the General Partner is authorized to cause the Partnership to issue additional Partnership Interests (or options therefor) in the form of Partnership Units or other Partnership Interests in one or more series or classes, or in one or more series of any such class senior, on a parity with, or junior to the Partnership Units to any Persons at any time or from time to time, on such terms and conditions, as the General Partner shall establish in each case in its sole and absolute discretion subject to Delaware law, including (x) the allocations of items of Partnership income, gain, loss, deduction and credit to each class or series of Partnership Interests, (y) the right of each class or series of Partnership Interests to share in Partnership distributions, and (z) the rights of each class or series of Partnership Interest upon dissolution and liquidation of the Partnership; provided, however, that no such Partnership Interests shall be issued to the General Partner unless:
(iii)    the Partnership Interests are issued in connection with the grant, award, or issuance of Common Stock or other equity interests in the General Partner having designations, preferences and other rights such that the economic interests attributable to such Common Stock or other equity interests are substantially similar to the designations, preferences and other rights (except voting rights) of the Partnership Interests issued to the General Partner in accordance with this Section 4.3(a),
(iv)    the additional Partnership Interests are issued to all Partners holding Partnership Interests in the same class in proportion to their respective Percentage Interests in such class, without any approval being required from any Limited Partner or any other Person, or
(v)    the additional Partnership Units are issued in connection with an issuance of shares of Common Stock or other interests in the General Partner pursuant to a taxable share dividend declared by the General Partner, which shares or interests have designations, preferences and other rights, all such that the economic interests are substantially similar to the designations, preferences and other rights (other than voting rights) of the additional Partnership Units issued to the General Partner by the Partnership in accordance with this Section 4.3;
provided further, however, that such issuance does not cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA or Section 4975 of the Code, a “party in interest” (as defined in Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(e) of the Code); and such issuance would not cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Section 2510.3-101 of the regulations of the United States Department of Labor, as modified or deemed to be modified by Section 3(42) of ERISA.
(b)    Subject to the limitations set forth in Section 4.3(a), the General Partner may take such steps as it, in its sole and absolute discretion, deems necessary or appropriate to admit any Person as a Limited Partner of the Partnership or to issue any Partnership Interests, including amending the Certificate, Exhibit A or any other provision of this Agreement.

4.4	Contribution of Proceeds of Issuance of Common Stock and Preferred Stock
In connection with any offering, grant, award or issuance of Common Stock, Preferred Stock or securities, rights, options, warrants or convertible, exercisable or exchangeable securities pursuant to Section 4.2, the General Partner shall make aggregate Capital Contributions to the Partnership of the proceeds raised in connection with such offering, grant, award or issuance, including any property issued to the General Partner pursuant to a merger or contribution agreement in exchange for Common Stock or Preferred Stock; provided, however, that if the proceeds actually received by the General Partner are less than the gross proceeds of such offering, grant, award or issuance as a result of any underwriter’s discount, commission or fee, dealer manager fee, sales commissions or other expenses paid or incurred in connection with such offering, grant, award or issuance (the “REIT Offering Expenses”), then the General Partner shall make a Capital Contribution to the Partnership in the amount equal to the sum of (a) the net proceeds of such issuance plus (b) an intangible asset in an amount equal to the capitalized costs of the General Partner relating to such issuance of Common Stock or Preferred Stock. Upon any such Capital Contribution by the General Partner, the Capital Account of the General Partner

shall be increased by the amount of its Capital Contribution as described in the previous sentence.

4.5	Repurchase of Common Stock; Shares-In-Trust
(a)    If the General Partner shall elect to purchase from its Stockholders Common Stock for the purpose of delivering such Common Stock to satisfy an obligation under any distribution reinvestment plan adopted by the General Partner, any employee stock purchase plan adopted by the General Partner, or for any other purpose, the purchase price paid by the General Partner for such Common Stock and any other expenses incurred by the General Partner in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner, subject to the condition that:
(iii)    if such Common Stock subsequently is to be sold by the General Partner, the General Partner shall pay to the Partnership any proceeds received by the General Partner from the sale of such Common Stock (provided, however, that an exchange of Common Stock for Partnership Units pursuant to the applicable Exchange Rights Agreement would not be considered a sale for such purposes); and
(iv)    if such Common Stock is not re-transferred by the General Partner within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units held by the General Partner (as applicable) equal to the product of
(A)    the number of shares of such Common Stock, multiplied by
(B)    a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such cancellation.
(b)    If the General Partner purchases Shares-in-Trust (as from time to time defined in the Articles of Incorporation, as may be amended from time to time), the Partnership will purchase from the General Partner a number of Partnership Units equal to the product of
(iv)    the number of Shares-in-Trust purchased by the General Partner, multiplied by
(v)    a fraction, the numerator of which is one and the denominator of which is the Exchange Factor in effect on the date of such purchase.

4.6	No Third-Party Beneficiary
No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligations of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns.

4.7	No Interest; No Return
(a)    No Partner shall be entitled to interest on its Capital Contribution or on such Partner’s Capital Account.
(b)    Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

4.8	No Preemptive Rights.
Subject to any preemptive rights that may be granted pursuant to Section 4.3, no Person shall have any preemptive or other similar right with respect to:
(a)    additional Capital Contributions or loans to the Partnership; or
(b)    issuance or sale of any Partnership Units or other Partnership Interests.
ARTICLE 5
DISTRIBUTIONS

5.1	Distributions
(f)    Cash Available for Distribution. Subject to the other provisions of this Article 5 and to the provisions of Sections 13.2, 16.3 and 17.4, the General Partner shall cause the Partnership to distribute, at such times as the General Partner shall determine (each a “Distribution Date”), an amount of Cash Available for Distribution, determined by the General Partner in its sole discretion to the Limited Partners and the General Partner, as of the applicable Partnership Record Date, as follows:
(i)    first, 100% to the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units pro rata and pari passu in proportion to their relative accrued but unpaid Preferred Returns until such Partners have received in the aggregate, pursuant to this Section 5.1(a)(i) and Section 5.1(b)(i), an amount such that (A) the Series A Preferred Return has been met with respect to each such Series A Redeemable Preferred Unit, and (B) the Series B Preferred Return has been met with respect to each such Series B Preferred Unit; and
(ii)    thereafter, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest.
(g)    Net Sale Proceeds. Subject to the other provisions of this Article 5 and to the provisions of Sections 13.2, 16.3 and 17.4, the General Partner shall cause the Partnership to distribute, on each Distribution Date, Net Sale Proceeds, determined by the General Partner in its sole discretion to the Limited Partners, the Special Limited Partner and the General Partner, as of the applicable Partnership Record Date, as follows:

(i)    first, 100% to the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units pro rata and pari passu in proportion to their relative accrued but unpaid Preferred Returns until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(i) and Section 5.1(a)(i), an amount such that (A) the Series A Preferred Return has been met with respect to each such Series A Redeemable Preferred Unit, and (B) the Series B Preferred Return has been met with respect to each such Series B Preferred Unit; provided, that if on a Distribution Date there is both Cash Available for Distribution and Net Sales Proceeds to be distributed, the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units first shall receive distributions of Cash Available for Distribution pursuant to Section 5.1(a)(i) in order to satisfy the Series A Preferred Return and/or Series B Preferred Return, and then distributions of Net Sales Proceeds pursuant to this Section 5.1(b)(i).
(ii)    second, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received pursuant to this Section 5.1(b)(ii) and Section 5.1(b)(iii) the amount of their Allocable Capital Contributions with respect to the Real Estate Asset giving rise to such distribution;
(iii)    third, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received pursuant to this Section 5.1(b)(iii) and Section 5.1(b)(ii) cumulative amounts equal to the sum of the aggregate Allocable Capital Contributions made by such Partners for all Realized Investments;
(iv)    fourth, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received pursuant to this Section 5.1(b)(iv) an amount equal to the sum of the Allocable Expenses with respect to all Realized Investments, including the Realized Investment giving rise to such distribution;
(v)    fifth, 100% to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to their respective Percentage Interests until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(v) and Section 5.1(b)(vi)(B), an amount such that the Priority Return has been met with respect to the Allocable Capital Contributions and Allocable Expenses distributed pursuant to Sections 5.1(b)(ii), 5.1(b)(iii) and 5.1(b)(iv); and
(vi)    sixth, (A) fifteen percent (15%) to the Special Limited Partner, and (B) eighty-five percent (85%) to be further distributed as follows:
(1)    first, 100% to the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units pro rata and pari passu in proportion to their relative number of Series A Redeemable Preferred Units and/or Series B Preferred Units until such Partners have received in the aggregate, pursuant to this Section 5.1(b)(vi)(B)(1), an amount such that (x) the aggregate Capital Contributions made by such Partners with respect to such Series A Redeemable Preferred Units have been returned, and (y) the aggregate Capital Contributions made by such Partners with respect to such Series B Preferred Units have been returned; and
(2)    thereafter, 100% among all Partners holding GP Units, Class A Units and/or Class B Units in proportion to their respective Percentage Interests.
(h)    In no event may any Partner receive a distribution pursuant to this Section 5.1 with respect to a Partnership Unit if such Partner is entitled to receive a distribution with respect to Common Stock for which such a Partnership Unit has been exchanged.
(i)    To the extent a distribution under Section 5.1(b)(vi)(A) has been paid to the Special Limited Partner for any Real Estate Assets sold within 60 days prior to the sale of a Real Estate Asset in which the Priority Return for that Real Estate Asset was not met, the Special Limited Partner shall return to the Partnership an amount up to the distribution received for the Real Estate Assets sold within such 60-day period, which shall be applied to any Priority Return shortfall actually arising from the sale of the subsequent Real Estate Asset.

5.2	Qualification as a REIT
The General Partner shall use its best efforts to cause the Partnership to distribute sufficient amounts under this Article 5 to enable the General Partner to pay dividends to the Stockholders that will enable the General Partner to (a) satisfy the requirements for qualification as a REIT under the Code and Regulations (“REIT Requirements”), and (b) avoid any federal income or excise tax liability; provided, however, that the General Partner shall not be bound to comply with this covenant to the extent such distributions would (i) violate applicable Delaware law, or (ii) contravene the terms of any notes, mortgages or other types of debt obligations to which the Partnership may be subject in conjunction with borrowed funds.
Notwithstanding the foregoing, the Limited Partners agree that the General Partner may terminate or revoke its status as a REIT at any time.

5.3	Withholding
With respect to any withholding tax or other similar tax liability or obligation to which the Partnership may be subject as a result of any act or status of any Partner or the Special Limited Partner or to which the Partnership becomes subject with respect to any Partnership Unit or the Special Limited Partner Interest, the Partnership shall have the right to withhold amounts distributable pursuant to this Article 5 to such Partner or the Special Limited Partner or with respect to such Partnership Units or the Special Limited Partner Interest, to the extent of the amount of such withholding tax or other similar tax liability or obligation pursuant to the provisions contained in Section 10.5, and the amount of any withholding shall reduce the right of such Partner or the Special Limited Partner to future distribution to the extent provided in Section 10.5.

5.4	Additional Partnership Interests
If the Partnership issues Partnership Interests in accordance with Section 4.2 or 4.3, the distribution priorities set forth in Section 5.1 shall be amended, as necessary, to reflect the distribution priority of such Partnership Interests and corresponding amendments shall be made to the provisions of Exhibit B.

5.5	Tax Distributions
The General Partner, on behalf of the Partnership, shall make, in its sole discretion and subject to Section 5.2, distributions of cash to the Special Limited Partner to provide it with funds to pay applicable federal, state and local income tax liabilities attributable to Partnership income allocated to it (“Tax Distributions”), payable within 30 days after the end of each of the first three fiscal quarters and within 90 days after the end of each fiscal year of the Partnership, in an aggregate amount equal to the amount, if any, by which (i) the anticipated taxes with respect to the income attributable to the Special Limited Partner Interest for such fiscal year, exceeds (ii) the aggregate net cash distributions attributable to the Special Limited Partner Interest made to the Special Limited Partner with respect to such fiscal year. For the purposes of this Agreement, all calculations of anticipated taxes shall assume the highest applicable marginal federal, state and local tax rates for an individual resident, or a corporation doing business, in Atlanta, Georgia, whichever is higher, for such period, taking into account (i) the character of income or gain and any allowable United States federal income tax deduction for state and local taxes, as if such person were not entitled to deduct any expenses that are deductible by an individual only under Section 212 of the Code, and using such other reasonable assumptions as the General Partner may determine and (ii) any carryovers of Partnership capital losses for prior fiscal years (but not other losses) to the extent such losses would be deductible in determining such person’s tax liability for such fiscal year, determined by taking into account only such person’s items of income, gain, loss and deduction attributable to the Partnership. The Special Limited Partner may elect to receive less than the full amount of any cash distribution to which it is otherwise entitled under this Section 5.5. All Tax Distributions distributed to the Special Limited Partner shall offset future distributions payable to the Special Limited Partner pursuant to Section 5.1.
ARTICLE 6
ALLOCATIONS

6.1	Allocations
The Net Income, Net Loss, Net Property Gain, Net Property Loss and other Partnership items shall be allocated pursuant to the provisions of Exhibit B.

6.2	Revisions to Allocations to Reflect Issuance of Partnership Interests

If the Partnership issues Partnership Interests to the General Partner or any additional Limited Partner pursuant to Article 4, the General Partner shall make such revisions to this Article 6 and Exhibit B as it deems necessary to reflect the terms of the issuance of such Partnership Interests, including making preferential allocations to classes of Partnership Interests that are entitled thereto. Such revisions shall not require the consent or approval of any other Partner.
ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

7.1	Management
(a)        Except as otherwise expressly provided in this Agreement, full, complete and exclusive discretion to manage and control the business and affairs of the Partnership are and shall be vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership.
(i)    The General Partner may not be removed by the Limited Partners with or without cause.
(ii)    In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.2 and to effectuate the purposes set forth in Section 3.1, including:
(F)        the making of any expenditures, the lending or borrowing of money, including making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the General Partner (so long as the General Partner qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Stockholders in amounts sufficient to permit the General Partner to maintain REIT status,
(1)    the assumption or guarantee of, or other contracting for, indebtedness and other liabilities,
(2)    the issuance of evidence of indebtedness (including the securing of the same by a Lien or encumbrance on the Partnership’s assets), and

(3)    the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership, including the payment of all expenses associated with the General Partner;
(G)    the acquisition, purchase, ownership, operation, leasing and disposition of any real property and any other property or assets, including mortgages and real estate-related notes, whether directly or indirectly;
(H)    the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership or the General Partner;
(I)    the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of all or substantially all of the assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation or other combination (each a “Business Combination”) of the Partnership with or into another Entity on such terms as the General Partner deems proper; provided, however, that the General Partner shall be required to send to each Limited Partner a notice of such proposed Business Combination no less than 15 days prior to the record date for the vote of the General Partner’s Stockholders on such Business Combination, if any;
(J)    the use of the assets of the Partnership (including cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including,
(1)    the financing of the conduct of the operations of the General Partner, the Partnership or any of the Partnership’s Subsidiaries,
(2)    the lending of funds to other Persons (including the Subsidiaries of the Partnership and/or the General Partner) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and
(3)    the making of capital contributions to its Subsidiaries;
(K)    the expansion, development, redevelopment, construction, leasing, repair, rehabilitation, repositioning, alteration, demolition or improvement of any property in which the Partnership or any Subsidiary of the Partnership owns an interest;
(L)    the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership’s operations or the implementation of the General Partner’s powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership’s assets;
(M)    the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;
(N)    holding, managing, investing and reinvesting cash and other assets of the Partnership;
(O)    the collection and receipt of revenues and income of the Partnership;
(P)    the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership (including employees having titles such as “president”, “vice president”, “secretary” and “treasurer” of the Partnership), and agents, outside attorneys, accountants, consultants and contractors of the Partnership, and the determination of their compensation and other terms of employment or engagement;
(Q)    the maintenance of such insurance for the benefit of the Partnership and the Partners and directors and officers thereof as it deems necessary or appropriate;
(R)    the formation of, or acquisition of an interest (including non-voting interests in entities controlled by Affiliates of the Partnership or third parties) in, and the contribution of property to, any further Entities or other relationships that it deems desirable, including the acquisition of interests in, and the contributions of funds or property to, or making of loans to, its Subsidiaries and any other Person from time to time, or the incurrence of indebtedness on behalf of such Persons or the guarantee of the obligations of such Persons; provided, however, that, as long as the General Partner has determined to elect to qualify as a REIT or to continue to qualify as a REIT, the Partnership may not engage in any such formation, acquisition or contribution that would cause the General Partner to fail to qualify as a REIT;
(S)    the control of any matters affecting the rights and obligations of the Partnership, including
(1)    the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership,

(2)    the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute resolution, and
(3)    the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expenses, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;
(T)    the undertaking of any action in connection with the Partnership’s direct or indirect investment in its Subsidiaries or any other Person (including the contribution or loan of funds by the Partnership to such Persons);
(U)    the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner, in its sole discretion, may adopt;
(V)    the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;
(W)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;
(X)    the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person;
(Y)    the making, execution and delivery of any and all deeds, leases, notes, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate, in the judgment of the General Partner, for the accomplishment of any of the foregoing;
(Z)    the issuance of additional Partnership Units in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article 4;
(AA)    the authorization, issuance, sale, redemption or purchase of any Partnership Units or any securities of the Partnership;

(BB)    the opening of bank accounts on behalf of, and in the name of, the Partnership and its Subsidiaries; and
(CC)    the amendment and restatement of Exhibit A to reflect accurately at all times the Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment of this Agreement, as long as the matter or event being reflected in Exhibit A otherwise is authorized by this Agreement.
(b)        Each of the Limited Partners agree that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement to the fullest extent permitted under the Act or other applicable law, rule or regulation.
(v)    The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.
(c)    At all times from and after the date hereof, the General Partner at the expense of the Partnership, may or may not, cause the Partnership to obtain and maintain:
(vi)    casualty, liability and other insurance on the assets of the Partnership;
(vii)    liability insurance for the Indemnitees hereunder; and
(viii)    such other insurance as the General Partner, in its sole and absolute discretion, determines to be appropriate and reasonable.
(d)    At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain at any and all times reserves, working capital accounts and other cash or similar balances in such amount as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.
(e)        In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner (including the General Partner) of any action taken (or not taken) by it. The General Partner and the Partnership shall not have liability to any Limited Partner for monetary damages or otherwise for losses sustained, liabilities incurred or benefits not delivered by such Limited Partner in connection with such decisions, provided that the General Partner has acted in good faith pursuant to its authority under this Agreement. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the General Partner, and the General Partner’s Stockholders, collectively.
(vii)    The General Partner and the Partnership shall not have liability to any Limited Partner or the Special Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner or the Special Limited Partner as a result of an action (or inaction) by the General Partner taken pursuant to its authority under and in accordance with this Agreement.
(f)    Except as otherwise provided herein, to the extent the duties of the General Partner require expenditures of funds to be paid to third parties, the General Partner shall not have any obligations hereunder except to the extent that Partnership funds are reasonably available to it for the performance of such duties, and nothing herein contained shall be deemed to authorize or require the General Partner, in its capacity as such, to expend its individual funds for payment to third parties or to undertake any individual liability or obligation on behalf of the Partnership.
(g)    The General Partner may delegate any or all of its powers, rights and obligations hereunder, and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve.

7.2	Certificate of Limited Partnership
(c)    The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act.
(d)        The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property.
(viii)    To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all of the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property.
(ix)    The General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

7.3	Reimbursement of the General Partner

(a)    Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.
(b)        The Partnership shall be responsible for and shall pay all Administrative Expenses and expenses relating to the Partnership’s ownership of its assets. The General Partner shall be reimbursed on a monthly basis, or such other basis as it may determine in its sole and absolute discretion, for all expenses that it incurs on behalf of the Partnership relating to the ownership and operation of the Partnership’s assets, or for the benefit of the Partnership, including all expenses associated with compliance by the General Partner and the Initial Limited Partner with laws, rules and regulations promulgated by any regulatory body, expenses related to the operations of the General Partner and to the management and administration of any Subsidiaries of the General Partner or the Partnership or Affiliates of the Partnership, such as auditing expenses and filing fees and any and all salaries, compensation and expenses of officers and employees of the General Partner, but excluding any portion of expenses reasonably attributable to assets not owned by or for the benefit of, or to operations not for the benefit of, the Partnership or Affiliates of the Partnership; provided, however, that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it in its name.
(iii)    Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.6.
(iv)    The General Partner shall determine in good faith the amount of expenses incurred by it related to the ownership and operation of, or for the benefit of, the Partnership. If certain expenses are incurred for the benefit of the Partnership and other entities (including the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as the General Partner in its reasonable discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of the General Partner.
(c)        Expenses incurred by the General Partner relating to the organization or reorganization of the Partnership and the General Partner, the issuance of Common Stock in connection with, and as described in, the Registration Statement, the issuance of Preferred Stock and any issuance of additional Partnership Interests, Common Stock, Preferred Stock, other Securities or rights, options, warrants, or convertible, exercisable or exchangeable securities pursuant to Section 4.2 and all costs and expenses associated with the preparation and filing of any required filings or periodic reports by the General Partner under federal, state or local laws or regulations (including all costs, expenses, damage, and other payments resulting from or arising in connection with litigation related to any of the foregoing) are primarily obligations of the Partnership.
(x)    To the extent the General Partner or its Affiliate pays or incurs such expenses, the General Partner or such Affiliate shall be reimbursed for such expenses.

7.4	Outside Activities of the General Partner
(c)    Subject to Section 7.4(b), the Articles of Incorporation and any agreements entered into by the General Partner or its Affiliates with the Partnership or a Subsidiary, any officer, director, employee, agent, Affiliate or Stockholder of the General Partner, the General Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities substantially similar or identical to those of the Partnership. Neither the Partnership nor any of the Limited Partners shall have any rights by virtue of this Agreement in any such business ventures, interest or activities. None of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any such business ventures, interests or activities, and the General Partner shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures, interests and activities to the Partnership or any Limited Partner, even if such opportunity is of a character that, if presented to the Partnership or any Limited Partner, could be taken by such Person.
(d)    The General Partner agrees that, generally, all business activities of the General Partner, including activities pertaining to the acquisition, development, ownership of or investment in multifamily properties or other property, shall be conducted through the Partnership or one or more Subsidiary Partnerships; provided, however, that the General Partner may make direct acquisitions or undertake business activities if such acquisitions or activities are made in connection with the issuance of additional Securities by the General Partner or the business activity has been approved by a majority of the independent directors of the General Partner. If, at any time, the General Partner acquires material assets (other than Partnership Units or other assets on behalf of the Partnership), the definition of “Common Stock Amount” may be adjusted, as determined in good faith by the General Partner, to reflect only the fair market value of a share of Common Stock attributable to the General Partner’s Partnership Units and other assets held on behalf of the Partnership.
(e)    The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests.

7.5	Contracts with Affiliates
(c)        The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Subsidiaries and Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner.
(i)    The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.
(d)    Except as provided in Section 7.4, the Partnership may Transfer assets to Entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, may determine.
(e)    Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, Transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.
(f)    The General Partner, in its sole and absolute discretion and without the approval the Limited Partners, may propose and adopt, on behalf of the Partnership, employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, any Subsidiaries of the Partnership or any Affiliate of any of them.
(g)    The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a “right of first opportunity” or “right of first offer” arrangement, non-competition agreements and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

7.6	Indemnification
(a)        To the fullest extent permitted by Delaware law or as provided herein, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable attorneys’ fees and other legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative (collectively, “Claims”), that relate to the operations of the Partnership or the General Partner as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, so long as (A) the course of conduct which gave rise to the Claim was taken, in the reasonable determination of the Indemnitee made in good faith, in the best interests of the Partnership or the General Partner, (B) such Claim was not the result of gross negligence or willful misconduct by the Indemnitee, (C) the Indemnitee (if other than the General Partner) was acting on behalf or performing services for the Partnership, and (D) such indemnification is not satisfied or recoverable from the assets of the Stockholders of the General Partner. Notwithstanding the foregoing, no Indemnitee (other than the General Partner) shall be indemnified for any Claim arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to such Indemnitee, (2) such allegations have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such Indemnitee, or (3) a court of competent jurisdiction approves a settlement of such allegations against such Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which the Common Stock was offered or sold as to indemnification for violations of securities law.
(i)    Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty (except a guaranty by a Limited Partner of nonrecourse indebtedness of the Partnership or as otherwise provided in any such loan guaranty), contractual obligation for any indebtedness or other obligation or otherwise for any indebtedness of the Partnership or any Subsidiary of the Partnership (including any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness.
(ii)    Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership, or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.6.
(b)    Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Partnership in advance of the final disposition of any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative made or threatened against an Indemnitee upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee’s good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.6 has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.
(c)    The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.
(d)    The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnities and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership’s activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.
(e)    For purposes of this Section 7.6, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by such Indemnitee of its duties to the Partnership also imposes duties on, or otherwise involves services by, such Indemnitee to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of this Section 7.6. Actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.
(f)    In no event may an Indemnitee subject any of the Partners (other than the General Partner) to personal liability by reason of the indemnification provisions set forth in this Agreement.
(g)    An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.
(h)        The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.
(i)    Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Partnership’s liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.
(i)    If and to the extent any payments to the General Partner pursuant to this Section 7.6 constitute gross income to the General Partner (as opposed to the repayment of advances made on behalf of the Partnership), such amounts shall constitute guaranteed payments within the meaning of Section 707(c) of the Code, shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners’ Capital Accounts.
(j)    Notwithstanding anything to the contrary in this Agreement, the General Partner shall not be entitled to indemnification hereunder for any loss, claim, damage, liability or expense for which the General Partner is obligated to indemnify the Partnership under any other agreement between the General Partner and the Partnership.

7.7	Liability of the General Partner
(a)    Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor the investment advisor of the General Partner, nor any of their respective officers and directors, shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or mistakes of fact or law or of any act or omission unless the General Partner or its investment advisor, as the case may be, acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.
(b)        The Limited Partners and the Special Limited Partner expressly acknowledge that the General Partner (and its investment advisor) is acting on behalf of the Partnership and the Stockholders of the General Partner collectively, that the General Partner (and its investment advisor), subject to the provisions of Section 7.1(e), is under no obligation to consider the separate interest of the Limited Partners or the Special Limited Partner (including the tax consequences to any Limited Partner, the Special Limited Partner or any Assignee) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that the General Partner (and its investment advisor) shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners or the Special Limited Partner in connection with such decisions; provided, however, that the General Partner (and its investment advisor) has acted in good faith.
(i)    With respect to any indebtedness of the Partnership which any Limited Partner or the Special Limited Partner may have guaranteed, the General Partner (and its investment advisor) shall have no duty to keep such indebtedness outstanding.
(c)        Subject to its obligations and duties as General Partner set forth in Section 7.1(a), the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agent, including its investment advisor.
(i)    The General Partner shall not be responsible for any willful misconduct or gross negligence on the part of any such agent appointed by the General Partner in good faith.
(d)    The Limited Partners expressly acknowledge that if there is any conflict in the fiduciary duties owed by the General Partner to its Stockholders and by the General Partner, in its capacity as a general partner of the Partnership, to the Limited Partners or the Special Limited Partner, the General Partner may act in the best interests of the General Partner’s Stockholders without violating its fiduciary duties to the Limited Partners or the Special Limited Partner, and that the General Partner shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by the Limited Partners or the Special Limited Partner in connection with any such violation.
(e)    Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner’s and its officers’ and directors’ liability to the Partnership, the Special Limited Partner and the Limited Partners under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

7.8	Other Matters Concerning the General Partner

(a)    The General Partner may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.
(b)    The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.
(c)        The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact.
(i)    Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform each and every act and duty which is permitted or required to be done by the General Partner hereunder.
(d)    Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order
(i)    to protect the ability of the General Partner to continue to qualify as a REIT, or
(ii)    to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners and the Special Limited Partner.

7.9	Title to Partnership Assets
(a)    Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof.
(b)        Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner.
(ii)    The General Partner hereby declares and warrants that any Partnership asset for which legal title is held in the name of the General Partner or any nominee or

Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable.
(iii)    All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

7.10	Reliance by Third Parties
(a)    Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership’s sole party in interest, both legally and beneficially.
(b)    Each Limited Partner and the Special Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing.
(c)    In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives.
(d)    Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that
(ii)    at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect;
(iii)    the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership; and
(iv)    such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

7.11	Loans By Third Parties

The Partnership may incur Debt, or enter into similar credit, guarantee, financing or refinancing arrangements for any purpose (including in connection with any acquisition of asset) with any Person upon such terms as the General Partner determines appropriate.
ARTICLE 8
RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

8.1	Limitation of Liability
No Limited Partner shall have any liability under this Agreement except as expressly provided in this Agreement, including Section 10.5, or under the Act.

8.2	Management of Business
(d)    No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership’s business, transact any business in the Partnership’s name or have the power to sign documents for or otherwise bind the Partnership.
(e)    The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

8.3	Outside Activities of Limited Partners
(f)    Subject to any agreements entered into pursuant to Section 7.5 and subject to any other agreements entered into by the Special Limited Partner, a Limited Partner or any of their Affiliates with the Partnership or any of its Subsidiaries, any Limited Partner, the Special Limited Partner and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner or the Special Limited Partner shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership.
(g)    Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of the Special Limited Partner, any Limited Partner, any Assignee or any of their Affiliates.
(h)    No Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person, and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other

Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

8.4	Return of Capital
(h)    Except pursuant to the Exchange Rights Agreements, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein.
(i)    Except as provided in Articles 5, 6 and 13, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee, either as to the return of Capital Contributions or as to profits, losses or distributions.

8.5	Rights of Limited Partners Relating to the Partnership
(k)    In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(b), each Limited Partner and the Special Limited Partner shall have the right, for a purpose reasonably related to such Person’s interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Person’s own expense (including such reasonable copying and administrative charges as the General Partner may establish from time to time):
(i)    to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934; and
(ii)    to obtain a copy of the Partnership’s federal, state and local income tax returns for each Partnership Year.
(l)    Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners and the Special Limited Partner, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that:
(i)    the General Partner reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or its business; or
(ii)    the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

8.6	Exchange Rights Agreements
(f)    The Limited Partners will be granted the right, but not the obligation, to exchange all or a portion of their Partnership Units for cash or, at the option of the Partnership, for shares of Common Stock or Preferred Stock, as the case may be, on such terms and subject to such conditions and restrictions as will be contained in one or more exchange rights agreements among the General Partner, the Partnership and one or more Limited Partners (as amended from time to time, the “Exchange Rights Agreements”). The form of each Exchange Rights Agreement governing the exchange of Partnership Units shall hereafter be provided by the General Partner.
(g)    The Limited Partners and all successors, assignees and transferees (whether by operation of law, including by merger or consolidation, dissolution or liquidation of an entity that is a Limited Partner, or otherwise) shall be bound by the provisions of the Exchange Rights Agreement to which they are parties.
ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

9.1	Records and Accounting
(f)    The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership’s business, including all books and records necessary for the General Partner to comply with applicable REIT Requirements and to provide to the Limited Partners and the Special Limited Partner any information, lists and copies of documents required to be provided pursuant to Sections 8.5(a) and 9.3.
(g)    Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.
(h)    The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with GAAP, or such other basis as the General Partner determines to be necessary or appropriate.

9.2	Fiscal Year
The fiscal year of the Partnership shall be the calendar year.

9.3	Reports
(j)    As soon as practicable, but in no event later than the date on which the General Partner mails its annual report to its Stockholders, the General Partner shall cause to be mailed to each Limited Partner and the Special Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with the standards of the Public Accounting Oversight Board (United

States), such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner in its sole discretion.
(k)    If and to the extent that the General Partner mails quarterly reports to its Stockholders, then as soon as practicable, but in no event later than the date such reports are mailed, the General Partner shall cause to be mailed to each Limited Partner and the Special Limited Partner a report containing unaudited financial statements as of the last day of the calendar quarter of the Partnership, or of the General Partner, if such statements are prepared on a consolidated basis with the Partnership, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.
(l)    Notwithstanding the foregoing, the General Partner may deliver to the Limited Partners and the Special Limited Partner each of the reports described above, as well as any other communications that it may provide hereunder, by E-mail or by any other electronic means.
ARTICLE 10
TAX MATTERS

10.1	Preparation of Tax Returns
(i)    The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the Limited Partners and the Special Limited Partner for federal and state income tax reporting purposes. The federal income tax return of the Partnership shall be filed annually on IRS Form 1065 (or such other successor form) or on any other IRS form as may be required.
(j)    If required under the Code or applicable state or local income tax law, the General Partner shall also arrange for the preparation and timely filing of all returns of income, gains, deductions, losses and other items required of any Subsidiaries of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within 90 days of the close of each taxable year, the tax information reasonably required by the Limited Partners and the Special Limited Partner for federal and state income tax reporting purposes.

10.2	Tax Elections
(m)    Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code.
(n)    The General Partner shall elect a permissible method (which need not be the same method for each item or property) of eliminating the disparity between the book value and the tax basis for each item of property contributed to the Partnership or to a Subsidiary of the Partnership pursuant to the regulations promulgated under the provisions of Section 704(c) of the Code.

(o)    The General Partner shall have the right to seek to revoke any tax election it makes, including the election under Section 754 of the Code, upon the General Partner’s determination, in its sole and absolute discretion, that such revocation is in the best interests of the Partners.
(p)    The Partners, intending to be legally bound, hereby authorize the Partnership to make an election (the “Safe Harbor Election”) to have the “liquidation value” safe harbor provided in Proposed Treasury Regulation Section 1.83-3(1) and the Proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43, as such safe harbor may be modified when such proposed guidance is issued in final form or as amended by subsequently issued guidance (the “Safe Harbor”), apply to any interest in the Partnership transferred to a service provider while the Safe Harbor Election remains effective, to the extent such interest meets the Safe Harbor requirements (collectively, such interests are referred to as “Safe Harbor Interests”). The tax matters partner is authorized and directed to execute and file the Safe Harbor Election on behalf of the Partnership and the Partners. The Partnership and the Partners (including any person to whom an interest in the Partnership is transferred in connection with the performance of services) hereby agree to comply with all requirements of the Safe Harbor (including forfeiture allocations) with respect to all Safe Harbor Interests and to prepare and file all U.S. federal income tax returns reporting the tax consequences of the issuance and vesting of Safe Harbor Interests consistent with such final Safe Harbor guidance. The General Partner is authorized to take such actions as are necessary to achieve, under the Safe Harbor, the effect that the election and compliance with all requirements of the Safe Harbor referred to above would be intended to achieve under Proposed Treasury Regulation Section 1.83-3, including amending this Agreement.

10.3	Tax Matters Partner
(m)        The General Partner shall be the “tax matters partner” of the Partnership for federal income tax purposes.
(i)    Pursuant to Section 6230(e) of the Code, upon receipt of notice from the Internal Revenue Service of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the Internal Revenue Service with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners, the Special Limited Partner and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners, the Special Limited Partner and the Assignees.
(ii)    The tax matters partner is authorized, but not required:
(A)    to enter into any settlement with the Internal Revenue Service with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner (including the Special Limited Partner) for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners (including the Special Limited Partner), except that such settlement agreement shall not bind any Partner or the Special Limited Partner
(1)    who (within the time prescribed pursuant to the Code and Regulations) files a statement with the Internal Revenue Service providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or the Special Limited Partner; or
(2)    who is a “notice partner” (as defined in Section 6231(a)(8) of the Code) or a member of a “notice group” (as defined in Section 6223(b)(2) of the Code);
(B)    if a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner or the Special Limited Partner for tax purposes (a “final adjustment”) is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership’s principal place of business is located;
(C)    to intervene in any action brought by any other Partner or the Special Limited Partner for judicial review of a final adjustment;
(D)    to file a request for an administrative adjustment with the Internal Revenue Service and, if any part of such request is not allowed by the Internal Revenue Service, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;
(E)    to enter into an agreement with the Internal Revenue Service to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner or the Special Limited Partner for tax purposes, or an item affected by such item; and
(F)    to take any other action on behalf of the Partners, the Special Limited Partner or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.
The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

(n)        The tax matters partner shall receive no compensation for its services.
(i)    All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership.
(ii)    Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

10.4	Organizational Expenses
The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a 180-month period as provided in Section 709 of the Code.

10.5	Withholding
(e)    Each Limited Partner and the Special Limited Partner hereby authorizes the Partnership to withhold from, or pay on behalf of or with respect to, such Limited Partner or the Special Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner or the Special Limited Partner pursuant to this Agreement, including any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code.
(f)        Any amount paid on behalf of or with respect to a Limited Partner or the Special Limited Partner shall constitute a loan by the Partnership to such Limited Partner or the Special Limited Partner, which loan shall be repaid by such Limited Partner or the Special Limited Partner as the case may be within 15 days after notice from the General Partner that such payment must be made unless:
(A)    the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or the Special Limited Partner; or
(B)    the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner or the Special Limited Partner.
(v)    Any amounts withheld pursuant to the foregoing clauses (i)(A) or (B) shall be treated as having been distributed to the Limited Partner or the Special Limited Partner.
(g)        Each Limited Partner and the Special Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner’s Partnership Interest and such Special Limited Partner’s Special Limited Partner Interest, as the case may be, to secure such Limited Partner’s or Special Limited Partner’s obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5.
(i)        If a Limited Partner or the Special Limited Partner fails to pay when due any amounts owed to the Partnership pursuant to this Section 10.5, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner or Special Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner or Special Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner or Special Limited Partner.
(A)    Without limitation, in such event, the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner or Special Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner or Special Limited Partner and immediately paid by the defaulting Limited Partner or Special Limited Partner to the General Partner in repayment of such loan.
(ii)    Any amount payable by a Limited Partner or the Special Limited Partner hereunder shall bear interest at the highest base or prime rate of interest published from time to time by The Wall Street Journal, plus four percentage points, but in no event higher than the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., 15 days after demand) until such amount is paid in full.
(iii)    Each Limited Partner and the Special Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.
ARTICLE 11
TRANSFERS AND WITHDRAWALS

11.1	Transfer
(q)        The term “Transfer,” when used in this Article 11 with respect to a Partnership Interest or a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person, or a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise.

(i)    The term “Transfer” when used in this Article 11 does not include any exchange of Partnership Units for cash or Common Stock or Preferred Stock, as the case may be, pursuant to the Exchange Rights Agreement.
(r)        No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11.
(i)    Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

11.2	Transfer of the General Partner’s General Partner Interest
(o)    The General Partner may not Transfer any of its General Partner Interest or withdraw as General Partner, or Transfer any of its Limited Partner Interest, except:
(i)    if holders of at least two-thirds of the Limited Partner Interests consent to such Transfer or withdrawal;
(ii)    if such Transfer is to an entity which is wholly owned by the General Partner and is a Qualified REIT Subsidiary as defined in Section 856(i) of the Code; or
(iii)    in connection with a transaction described in Section 11.2(c) or 11.2(d) (as applicable)
For purposes of clarification, the restriction on the Transfer by the General Partner of any of its Limited Partner Interest shall not apply to any Transfer by the Special Limited Partner of its Limited Partner Interest, which shall be otherwise subject to the restrictions on Transfer under Section 11.3.
(p)    If the General Partner withdraws as general partner of the Partnership in accordance with Section 11.2(a), the General Partner’s General Partner Interest shall immediately be converted into a Limited Partner Interest.
(q)    Except as otherwise provided in Section 11.2(d), the General Partner shall not engage in any merger, consolidation or other combination of the General Partner with or into another Person (other than a merger in which the General Partner is the surviving entity) or sale of all or substantially all of its assets, or any reclassification, or any recapitalization of outstanding Preferred Stock or Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination of Common Stock) (a “Transaction”), unless
(ii)    in connection with the Transaction all Limited Partners will either receive, or will have the right to elect to receive, for each Partnership Unit an amount of cash, securities, or other property equal to the product of the Exchange Factor and the amount of cash, securities or other property or value paid in the Transaction to or received by a holder of one share of Common Stock corresponding to such Partnership Unit in consideration of one share of Common Stock at any time during the period from and after the date on which the Transaction is consummated; provided, however, that if, in connection with the Transaction, a purchase, tender or exchange offer (“Offer”) shall have been made to and accepted by the holders of more than 50% of the outstanding Common Stock, each holder of Partnership Units shall be given the option to exchange its Partnership Units for the amount of cash, securities, or other property which a Limited Partner would have received had it
(A)    exercised its Exchange Right, and
(B)    sold, tendered or exchanged pursuant to the Offer the Common Stock received upon exercise of the Exchange Right immediately prior to the expiration of the Offer.
The foregoing is not intended to, and does not, affect the ability of (i) a Stockholder of the General Partner to sell its Common Stock in the General Partner, or (ii) the General Partner to perform its obligations (under agreement or otherwise) to such Stockholders (including the fulfillment of any obligations with respect to registering the sale of Common Stock under applicable securities laws).
(r)        Notwithstanding Section 11.2(c), the General Partner may merge into or consolidate with another entity if immediately after such merger or consolidation
(C)    substantially all of the assets of the successor or surviving entity (the “Surviving General Partner”), other than Partnership Units held by the General Partner, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value equal to the value of the assets so contributed as determined by the Surviving General Partner in good faith and
(D)    the Surviving General Partner expressly agrees to assume all obligations of the General Partner hereunder.
(ii)        Upon such contribution and assumption, the Surviving General Partner shall have the right and duty to amend this Agreement and the Exchange Rights Agreement as set forth in this Section 11.2(d).
(A)        The Surviving General Partner shall in good faith arrive at a new method for the calculation of the Exchange Factor for a Partnership Unit after any such merger or consolidation so as to approximate the existing method for such calculation as closely as reasonably possible.
(1)    Such calculation shall take into account, among other things, the kind and amount of securities, cash and other property that was receivable upon such merger or consolidation by a holder of Common Stock or options, warrants or other rights relating thereto, and which a holder of Partnership Units could have acquired had such Partnership

Units been redeemed for Common Stock immediately prior to such merger or consolidation.
(B)    Such amendment to this Agreement shall provide for adjustment to such method of calculation, which shall be as nearly equivalent as may be practicable to the adjustments provided for with respect to the Exchange Factor.
(iii)    The above provisions of this Section 11.2(d) shall similarly apply to successive mergers or consolidations permitted hereunder.

11.3	Limited Partners’ Rights to Transfer
(h)    Subject to the provisions of Sections 11.3(c), 11.3(d), 11.3(e), 11.4 and 11.6, a Limited Partner may, without the consent of the General Partner, Transfer all or any portion of its Limited Partner Interest, or any of such Limited Partner’s economic right as a Limited Partner. In order to effect such transfer, the Limited Partner must deliver to the General Partner a duly executed copy of the instrument making such transfer and such instrument must evidence the written acceptance by the assignee of all of the terms and conditions of this Agreement and represent that such assignment was made in accordance with all applicable laws and regulations.
(i)        If a Limited Partner is Incapacitated, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner’s estate shall have all of the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of his or its interest in the Partnership.
(i)    The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.
(j)    The General Partner may prohibit any Transfer by a Limited Partner of its Partnership Units, in its sole and absolute discretion, if it reasonably believes (based on the advice of counsel) such Transfer would require filing of a registration statement under the Securities Act of 1933, as amended, or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Units.
(k)    No Transfer by a Limited Partner of its Partnership Units may be made to any Person if
(iii)    it would adversely affect the ability of the General Partner to continue to qualify as a REIT or would subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code;
(iv)    it would result in the Partnership being treated as an association taxable as a corporation for federal income tax purposes;
(v)    such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in

Section 3(14) of ERISA) or a “disqualified person” (as defined in Section 4975(c) of the Code);
(vi)    such Transfer would, in the opinion of legal counsel for the Partnership, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, as modified or deemed to be modified by Section 3(42) of ERISA;
(vii)    such Transfer would subject the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or the Employee Retirement Income Security Act of 1974, each as amended;
(viii)    such Transfer is a sale or exchange, and such sale or exchange would, when aggregated with all other sales and exchanges during the 12-month period ending on the date of the proposed Transfer, result in 50% or more of the interests in Partnership capital and profits being sold or exchanged during such 12-month period without the consent of the General Partner, which consent may be withheld in its sole and absolute discretion; or
(ix)    such Transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code.
(l)    No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a nonrecourse liability (within the meaning of Section 1.752-1(a)(2) of the Regulations), without the consent of the General Partner, which may be withheld in its sole and absolute discretion; provided, however, that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.
(m)    Any Transfer in contravention of any of the provisions of this Section 11.3 shall be void and ineffectual and shall not be binding upon, or recognized by, the Partnership.

11.4	Substituted Limited Partners
(h)        No Limited Partner shall have the right to substitute a Permitted Transferee for a Limited Partner in its place.
(ii)    The General Partner shall, however, have the right to consent to the admission of a Permitted Transferee of the Partnership Interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion.

(iii)    The General Partner’s failure or refusal to permit such transferee to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.
(i)    A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.
(j)        No Permitted Transferee will be admitted as a Substituted Limited Partner, unless such transferee has furnished to the General Partner evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and, as it relates to the Substituted Limited Partners, the Exchange Rights Agreement, including the power of attorney granted in Section 2.4.
(x)    Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner, and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

11.5	Assignees
(c)    If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee as a Substituted Limited Partner, as described in Section 11.4(a), such transferee shall be considered an Assignee for purposes of this Agreement.
(d)    An Assignee shall be deemed to have had assigned to it, and shall be entitled to receive distributions from the Partnership and the share of Net Income, Net Losses, Net Property Gain, Net Property Loss, and any other items of gain, loss, deduction or credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners, for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted).
(e)    If any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all of the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

11.6	General Provisions
(e)    No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner’s Partnership Units in accordance with this Article 11 or, as it relates to the Limited Partners, pursuant to exchange of all of its Partnership Units pursuant to the applicable Exchange Rights Agreement.

(f)        Any Limited Partner which shall Transfer all of its Partnership Units in a Transfer permitted pursuant to this Article 11 shall cease to be a Limited Partner upon the admission of all Assignees of such Partnership Units as Substituted Limited Partners.
(iv)    Similarly, any Limited Partner which shall Transfer all of its Partnership Units pursuant to an exchange of all of its Partnership Units pursuant to an Exchange Rights Agreement shall cease to be a Limited Partner.
(g)    Other than pursuant to the Exchange Rights Agreement or with the consent of the General Partner, transfers pursuant to this Article 11 may only be made as of the first day of a fiscal quarter of the Partnership.
(h)        If any Partnership Interest is transferred or assigned during the Partnership’s fiscal year in compliance with the provisions of this Article 11 or exchanged pursuant to the applicable Exchange Rights Agreement on any day other than the first day of a Partnership Year, then Net Income, Net Losses, Net Property Gain, Net Property Loss, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method.
(xi)    Solely for purposes of making such allocations, each of such items for the calendar month in which the Transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which an exchange occurs shall be allocated to the exchanging Partner, provided, however, that the General Partner may adopt such other conventions relating to allocations in connection with transfers, assignments, or exchanges as it determines are necessary or appropriate.
(xii)    All distributions pursuant to Section 5.1 attributable to Partnership Units, with respect to which the Partnership Record Date is before the date of such Transfer, assignment, or exchange of such Partnership Units, shall be made to the transferor Partner or the exchanging Partner, as the case may be, and in the case of a Transfer or assignment other than an exchange, all distributions pursuant to Section 5.1 thereafter attributable to such Partnership Units shall be made to the transferee Partner.
(i)    In addition to any other restrictions on transfer herein contained, including the provisions of this Article 11, in no event may any Transfer or assignment of a Partnership Interest by any Partner (including pursuant to Section 8.6) be made without the express consent of the General Partner, in its sole and absolute discretion, (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) if in the opinion of legal counsel to the Partnership such transfer would cause a termination of the Partnership for federal or state income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11 or Section 11.2); (v) if in the opinion of counsel to the

Partnership, there would be a significant risk that such transfer would cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the exchange for Common Stock of all Partnership Units held by all Limited Partners or pursuant to a transaction expressly permitted under Section 7.11 or Section 11.2); (vi) if such transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (vii) if such transfer is effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code or such transfer causes the Partnership to become a “publicly traded partnership,” as such term is defined in Section 469(k)(2) or Section 7704(b) of the Code (provided, however, that this clause (vii) shall not be the basis for limiting or restricting in any manner the exercise of the Exchange Right under Section 8.6 unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation); (viii) such transfer could adversely affect the ability of the General Partner to remain qualified as a REIT; or (ix) if in the opinion of legal counsel of the transferring Partner (which opinion and counsel are reasonably satisfactory to the Partnership), or legal counsel of the Partnership, such transfer would adversely affect the ability of the General Partner to continue to qualify as a REIT or subject the General Partner to any additional taxes under Section 857 or Section 4981 of the Code, if the General Partner has elected to be qualified as a REIT.
(j)    The General Partner shall monitor the transfers of interests in the Partnership to determine (i) if such interests are being traded on an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code, and (ii) whether additional transfers of interests would result in the Partnership being unable to qualify for at least one of the “safe harbors” set forth in Section 1.7704-1 of the Regulations (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code) (the “PTP Safe Harbors”). The General Partner shall take all steps reasonably necessary or appropriate to prevent any trading of interests or any recognition by the Partnership of transfers made on such markets and, except as otherwise provided herein, to insure that at least one of the PTP Safe Harbors is met; provided, however, that the foregoing shall not authorize the General Partner to limit or restrict in any manner the right of any holder of a Partnership Unit to exercise the Exchange Right in accordance with the terms of the applicable Exchange Rights Agreement unless, and only to the extent that, outside tax counsel provides to the General Partner an opinion to the effect that, in the absence of such limitation or restriction, there is a significant risk that the Partnership will be treated as a “publicly traded partnership” and, by reason thereof, taxable as a corporation.
ARTICLE 12
ADMISSION OF PARTNERS

12.1	Admission of Successor General Partner

(s)        A successor to all of the General Partner Interest pursuant to Article 11 who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately following such transfer and the admission of such successor General Partner as a general partner of the Partnership upon the satisfaction of the terms and conditions set forth in Section 12.1(b).
(i)    Any such transferee shall carry on the business of the Partnership without dissolution.
(t)    A Person shall be admitted as a substitute or successor General Partner of the Partnership only if the following terms and conditions are satisfied:
(i)    the Person to be admitted as a substitute or additional General Partner shall have accepted and agreed to be bound by all the terms and provisions of this Agreement by executing a counterpart thereof and such other documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner;
(ii)    if the Person to be admitted as a substitute or additional General Partner is a corporation or a partnership it shall have provided the Partnership with evidence satisfactory to counsel for the Partnership of such Person’s authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and
(iii)    counsel for the Partnership shall have rendered an opinion (relying on such opinions from other counsel as may be necessary) that the admission of the person to be admitted as a substitute or additional General Partner is in conformity with the Act, that none of the actions taken in connection with the admission of such Person as a substitute or additional General Partner will cause
(A)    the Partnership to be classified other than as a partnership for federal income tax purposes, or
(B)    the loss of any Limited Partner’s limited liability.
(u)    In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership Year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6(d).

12.2	Admission of Additional Limited Partners
(n)    A Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner

(iv)    evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement and the applicable Exchange Rights Agreement, including the power of attorney granted in Section 2.4, and
(v)    such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person’s admission as an Additional Limited Partner.
(o)        Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner’s sole and absolute discretion.
(ii)    The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.
(p)        If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, Net Property Gain, Net Property Loss, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method.
(iii)        Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all of the Partners and Assignees, including such Additional Limited Partner.
(C)    distributions pursuant to Section 5.1 with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees, other than the Additional Limited Partner, and all distributions pursuant to Section 5.1 thereafter shall be made to all of the Partners and Assignees, including such Additional Limited Partner.
(q)    Upon the admission of the first Additional Limited Partner to the Partnership, the Initial Limited Partner’s original interest in the Partnership shall automatically, and without further action on the part of the Initial Limited Partner or the Partnership, be withdrawn and the Initial Limited Partner shall no longer be a Limited Partner for purposes of this Agreement, but, for the avoidance of doubt, it shall continue to be the Special Limited Partner.

12.3	Amendment of Agreement and Certificate of Limited Partnership
For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4.
ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

13.1	Dissolution
(r)    The Partnership shall not be dissolved by the admission of Substituted Limited Partners, Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership.
(s)    The Partnership shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following (each, a “Liquidating Event”):
(iv)    the expiration of its term as provided in Section 2.5;
(v)    an event of withdrawal of the General Partner, in its capacity as general partner, as defined in the Act (other than an event of bankruptcy), unless, within 90 days after such event of withdrawal, a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;
(vi)    an election to dissolve the Partnership made by the General Partner, with the Consent of the Limited Partners holding at least a majority of the Percentage Interest of the Limited Partners (including Limited Partner Interests held by the General Partner);
(vii)    entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;
(viii)    a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment and a “majority in interest” (as defined below) of the remaining Partners Consent in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner;
(ix)    the passage of 90 days after a sale or other disposition of all or substantially all of the assets or properties of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets and properties of the Partnership; provided, however, that if the Partnership receives an installment obligation as consideration for such sale or other disposition, the Partnership shall continue, unless sooner dissolved, under the provisions of this Agreement, until such time as such installment obligations are paid in full.
As used herein, a “majority in interest” shall refer to Partners (excluding the General Partner) who hold more than 66-2/3% of the outstanding Percentage Interests not held by the General Partner.

13.2	Winding Up
(k)        Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners.
(iii)    No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership’s business and affairs.
(iv)    The General Partner, or, if there is no remaining General Partner, any Person elected unanimously by the Limited Partners holding at least a “majority in interest” (the General Partner or such other Person being referred to herein as the “Liquidator”), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership’s liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of Common Stock or other securities of the General Partner) shall be applied and distributed in the following order:
(A)    first, to the payment and discharge of all the Partnership’s debts and liabilities to creditors other than the Partners;
(B)    second, to the payment and discharge of all the Partnership’s debts and liabilities to the General Partner;
(C)    third, to the payment and discharge of all the Partnership’s debts and liabilities to the other Partners; and
(D)    the balance, if any, shall be distributed in accordance with the provisions of Section 5.1(b).
(v)    The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.
(vi)    Any distributions pursuant to this Section 13.2(a) shall be made by the end of the Partnership’s taxable year in which the liquidation occurs (or, if later, within 90 days after the date of the liquidation).
(l)        Notwithstanding the provisions of Section 13.2(a) which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein,

if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership’s assets would be impractical or would cause undue loss to the Partners (considered as a whole) and the Special Limited Partner, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any asset except those necessary to satisfy liabilities of the Partnership (including to those Partners, including the Special Limited Partner, as creditors) or distribute to the Partners (and the Special Limited Partner), in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a), undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation.
(iii)    Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interests of the Partners (considered as a whole) and the Special Limited Partner, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time.
(iv)    The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.
(m)    In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner, the Limited Partners and the Special Limited Partner pursuant to this Article 13 may be:
(D)    distributed to a trust established for the benefit of the General Partner, the Limited Partners and the Special Limited Partner for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership; the assets of any such trust shall be distributed to the General Partner, the Limited Partners and the Special Limited Partner from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner, the Limited Partners and the Special Limited Partner pursuant to this Agreement; or
(E)    withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, however, that such withheld or escrowed amounts shall be distributed to the General Partner, the Limited Partners and the Special Limited Partner in the manner and order of priority set forth in Section 13.2(a), as soon as practicable.

13.3	No Obligation to Contribute Deficit
If any Partner or the Special Limited Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years,

including the year during which such liquidation occurs), such Partner or the Special Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

13.4	Rights of Limited Partners
(k)    Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership.
(l)    Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

13.5	Notice of Dissolution
If a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners (including the Special Limited Partner).

13.6	Termination of Partnership and Cancellation of Certificate of Limited Partnership
Upon the completion of the liquidation of the Partnership’s assets, as provided in Section 13.2, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the state of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

13.7	Reasonable Time for Winding-Up
A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.2 in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect among the Partners (including the Special Limited Partner) during the period of liquidation.

13.8	Waiver of Partition
Each Partner hereby waives any right to partition of the Partnership property.
ARTICLE 14
AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

14.1	Amendments

(n)    The General Partner shall have the power, without the consent of the Limited Partners or the Special Limited Partner, to amend this Agreement except as set forth in Section 14.1(b). The General Partner shall provide notice to the Limited Partners and the Special Limited Partner when any action under this Section 14.1(a) is taken in the next regular communication to the Limited Partners.
(o)    Notwithstanding Section 14.1(a), this Agreement shall not be amended with respect to:
(iv)    any Partner, including the Special Limited Partner, adversely affected without the Consent of such Partner adversely affected if such amendment would:
(A)    convert a Limited Partner’s or the Special Limited Partner’s interest in the Partnership into a General Partner Interest;
(B)    modify the limited liability of a Limited Partner or the Special Limited Partner in a manner adverse to such Limited Partner or the Special Limited Partner; or
(C)    amend this Section 14.1(b)(i); and
(v)    any Limited Partner adversely affected without the Consent of Limited Partners holding more than 66-2/3% of the outstanding Percentage Interests of the Limited Partners adversely affected if such amendment would:
(A)    alter or change Exchange Rights;
(B)    create an obligation to make Capital Contributions not contemplated in this Agreement;
(C)    alter or change the terms of this Agreement or the Exchange Rights Agreement regarding the rights of the limited partners with respect to Business Combinations;
(D)    alter or change the distribution and liquidation rights provided in Sections 5 and 13 hereto, except as otherwise permitted under this Agreement; or
(E)    amend this Section 14.1(b)(ii).
(vi)    the Special Limited Partner without the Consent of the Special Limited Partner if such amendment would adversely affect the Special Limited Partner.
(p)    Section 14.1(b)(i) does not require unanimous consent of all Partners adversely affected unless the amendment is to be effective against all Partners adversely affected.

14.2	Meetings of the Partners

(f)        Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding 25 percent or more of the Partnership Interests.
(iv)    The request shall state the nature of the business to be transacted.
(v)    Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting.
(vi)    Partners may vote in person or by proxy at such meeting.
(vii)    Whenever the vote or Consent of the Limited Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1(a).
(viii)    Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Partners (including the General Partner) shall control.
(g)        Subject to Section 14.2(a)(vi), any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).
(v)    Such Consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement).
(vi)    Such Consent shall be filed with the General Partner.
(vii)    An action so taken shall be deemed to have been taken at a meeting held on the effective date of the Consent as certified by the General Partner.
(h)        Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting.
(iii)    Every proxy must be signed by the Partner or an attorney-in-fact and a copy thereof delivered to the Partnership.
(iv)    No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy.
(v)    Every proxy shall be revocable at the pleasure of the Partner executing it, such revocation to be effective upon the General Partner’s receipt of written notice of such revocation from the Partner executing such proxy.

(i)        Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.
(xiii)    Meetings of Partners may be conducted in the same manner as meetings of the Stockholders of the General Partner and may be held at the same time, and as part of, meetings of the Stockholders of the General Partner.
ARTICLE 15
GENERAL PROVISIONS

15.1	Addresses and Notice
Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or five days after being sent by first class United States mail or by overnight delivery or via facsimile to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing. Notwithstanding the foregoing, the General Partner may elect to deliver any such notice, demand, request or report by E-mail or by any other electronic means, in which case such communication shall be deemed given or made one day after being sent.

15.2	Titles and Captions
All article or section titles or captions in this Agreement are for convenience of reference only, shall not be deemed part of this Agreement and shall in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

15.3	Pronouns and Plurals
Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

15.4	Further Action
The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

15.5	Binding Effect
This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

15.6	Creditors
Other than as expressly set forth herein with respect to the Indemnities, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

15.7	Waiver
No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

15.8	Counterparts
This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

15.9	Applicable Law
This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws thereof.

15.10	Invalidity of Provisions
If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

15.11	Entire Agreement
This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

15.12	Merger
Subject to Section 4.2, the Partnership may merge with, or consolidate into, any Person or Entity in accordance with Section 17-211 of the Act.

15.13	No Rights as Stockholders
Nothing contained in this Agreement shall be construed as conferring upon the holders of the Partnership Units any rights whatsoever as Stockholders of the General Partner, including any right to receive dividends or other distributions made to Stockholders or to vote or to consent or receive notice as Stockholders in respect to any meeting or Stockholders for the election of directors of the General Partner or any other matter.

15.14	Effectiveness
This Agreement shall be deemed effective as of January 16, 2013, to the fullest not prohibited by applicable law.
ARTICLE 16
SERIES A REDEEMABLE PREFERRED UNITS

16.1	Designation and Number.
A series of Partnership Units in the Partnership, designated as the “Series A Redeemable Preferred Units,” is hereby established. The number of Series A Redeemable Preferred Units shall be 1,000,000. Except as set forth in Articles 5 and 6 and this Article 16, and except where the context elsewhere in this Agreement otherwise requires, Series A Redeemable Preferred Units shall have the same rights, privileges and preferences as the Class A Units.

16.2	Voting.
Holders of Series A Redeemable Preferred Units shall not have any voting rights, except those matters required by law, in which case holders of Series A Redeemable Preferred Units only shall vote as a single class.

16.3	Redemptions.
(a)    If the General Partner redeems or otherwise purchases any shares of Series A Preferred Stock in the open market, by tender or by private agreement, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units on the Redemption Date.
(b)    If the General Partner elects to redeem any shares of Series A Preferred Stock on or after the tenth anniversary of the date of original issuance of such shares of Series A Preferred Stock pursuant to its right under the Articles of Incorporation, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 100% of the Stated Value per Series A Redeemable Preferred Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(c)    On or after the second anniversary of the date of original issuance of any shares of Series A Preferred Stock, if a holder of such shares of Series A Preferred Stock elects to redeem all or a portion of such shares of Series A Preferred Stock, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 90% of the Stated Value per Series A Redeemable Preferred Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(d)    On or after the third anniversary of the date of original issuance of any shares of Series A Preferred Stock, if a holder of such shares of Series A Preferred Stock elects to redeem all or a portion of such shares of Series A Preferred Stock, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 95% of the Stated Value per Series A Redeemable Preferred Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(e)    On or after the fourth anniversary of the date of original issuance of any shares of Series A Preferred Stock, if a holder of such shares of Series A Preferred Stock elects to redeem all or a portion of such shares of Series A Preferred Stock, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 97% of the Stated Value per Series A Redeemable Preferred Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(f)    On or after the fifth anniversary of the date of original issuance of any shares of Series A Preferred Stock, if a holder of such shares of Series A Preferred Stock elects to redeem all or a portion of such shares of Series A Preferred Stock, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 100% of the Stated Value per Series A Redeemable Preferred Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(g)    If the General Partner redeems any shares of Series A Preferred Stock held by a natural person upon his or her death at the written request of the holder’s estate pursuant to the Articles of Incorporation, the Partnership shall redeem a corresponding number of Series A Redeemable Preferred Units pursuant to Section 16.3(a) at a redemption price equal to 100% of the Stated Value per Unit, plus the amount of Series A Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series A Redeemable Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any.
(h)    The General Partner has the right, in its sole discretion, to receive proceeds from the redemption of Series A Redeemable Preferred Units in cash or in equal value of Class A Units, based on the VWAP of the corresponding Common Stock for the 20 Trading Days prior to the Redemption Date.

(i)    The obligation to redeem any of the Series A Redeemable Preferred Units is limited to the extent that the Partnership does not have sufficient funds available to fund any such redemption or the Partnership is restricted by applicable law from making such redemption.
(j)    Any redemption of Series A Redeemable Preferred Units shall be deemed to occur on the Redemption Date immediately prior to the related redemption or other purchase of shares of Series A Preferred Stock.
ARTICLE 17
SERIES B PREFERRED UNITS

17.1	Designation and Number.
A series of Partnership Units in the Partnership, designated as the “Series B Preferred Units,” is hereby established. The number of Series B Preferred Units shall be 40,000. Except as set forth in Articles 5 and 6 and this Article 17, and except where the context elsewhere in this Agreement otherwise requires, Series B Preferred Units shall have the same rights, privileges and preferences as the Class A Units.

17.2	Voting.
Holders of Series B Preferred Units shall not have any voting rights, except those matters required by law, in which case holders of Series B Preferred Units only shall vote as a single class.

17.3	Mandatory Unit Conversion.
(a)    Unless such Series B Preferred Units have previously been redeemed pursuant to Section 17.4, at such time as there occurs a conversion of shares of Series B Preferred Stock for shares of Common Stock, a corresponding amount of Series B Preferred Units shall automatically convert into the number of Class A Units equal to the quotient of (i) the number of shares of Common Stock issued in exchange for Series B Preferred Stock in such conversion, divided by (ii) the Exchange Factor, on terms substantially similar to the terms for conversion of shares of Series B Preferred Stock for shares of Common Stock contained in the Series B Articles Supplementary.
(b)    The conversion of Series B Preferred Units for Class A Units shall be deemed to have been effected at such time as the concurrent conversion of the corresponding shares of Series B Preferred Stock for shares of Common Stock shall have been deemed effected in accordance with the Articles of Incorporation, and Exhibit A shall be amended by the General Partner to reflect such conversion.

17.4	Redemptions.
(a)    If the General Partner redeems or otherwise purchases any shares of Series B Preferred Stock in the open market, by tender or by private agreement, the Partnership shall redeem a corresponding number of Series B Preferred Units on the Redemption Date for the amounts determined in Sections 17.4(b) and (c) below.
(b)    If the General Partner elects to redeem any shares of Series B Preferred Stock on or prior to the first anniversary of the date of original issuance of such shares of Series B Preferred Stock pursuant to its right under the Articles of Incorporation, the Partnership shall redeem a corresponding number of Series B Preferred Units pursuant to Section 17.3(a) at a redemption price equal to the greater of (i) 105% of the Stated Value per Series B Preferred Unit, plus the amount of Series B Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series B Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any, and (ii) 105% of the value of the Class A Units into which such share of Series B Preferred Stock would have been convertible immediately prior to the Redemption Date, based on the VWAP of the corresponding Common Stock for the 20 Trading Days prior to the Redemption Date.
(c)    If the General Partner elects to redeem any shares of Series B Preferred Stock after the first anniversary of the date of original issuance of such shares of Series B Preferred Stock pursuant to its right under the Articles of Incorporation, the Partnership shall redeem a corresponding number of Series B Preferred Units pursuant to Section 17.3(a) at a redemption price equal to the greater of (i) 100% of the Stated Value per Series B Preferred Unit, plus the amount of Series B Preferred Return accumulated and accrued to and including the Redemption Date in respect of the Series B Preferred Units being so redeemed that has not been distributed previously pursuant to Section 5.1, if any, and (ii) 100% of the Stated Value of the Class A Units into which such share of Series B Preferred Stock would have been convertible immediately prior to the Redemption Date, based on the VWAP of the corresponding Common Stock for the 20 Trading Days prior to the Redemption Date.
(d)    Any redemption of Series B Preferred Units shall be deemed to occur on the Redemption Date immediately prior to the related redemption or other purchase of shares of Series B Preferred Stock.
ARTICLE 18
CLASS B UNITS

18.1	Designation and Number.
A series of Partnership Units in the Partnership, designated as the “Class B Units,” is hereby established. The number of Class B Units shall be 1,000,000. Except as set forth in Article 5 and this Article 18, Class B Units shall have the same rights, privileges and preferences as the Class A Units. The General Partner is authorized to issue Class B Units to employees and other natural persons providing services to the Partnership or the General Partner, on such terms and conditions as the General Partner deems advisable, including, for example, conditions of vesting, forfeiture and transfer restrictions. Class B Units issued to eligible persons may be issued pursuant to an equity compensation plan established by the Partnership or pursuant to stand-alone, written agreements, as determined by the General Partner. Any award agreement issued in connection with Class B Units granted pursuant to an equity compensation plan or any stand-alone written agreement providing for the grant of Class B Units to a service provider shall constitute part of the “partnership agreement” of the Partnership as the term “partnership agreement” is defined in Section 761(c) of the Code and Treas. Regs. Sec. 1.704-1(b)(2)(ii)(h). The General Partner shall have complete discretion with respect to the selection of persons to receive grants of one or more Class B Units, and the terms and conditions of such grants.

18.2	Voting.
Each Class B Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of the holders of Partnership Units.

18.3	Conversion of Class B Units
(e)    At such time as the Capital Account attributable to a Class B Unit is equal to the Average Capital Account Balance (the “Conversion Date”), such Class B Unit shall automatically convert into one Class A Unit (subject to appropriate adjustment in the event of any dividend, split, combination or other similar recapitalization with respect to the Class A Units). Each holder of Class B Units covenants and agrees with the Partnership that all Class B Units to be converted pursuant to this Section 18.3 shall be free and clear of all liens. The conversion of Class B Units shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such holder of Class B Units, as of which time such holder of Class B Units shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A Units issuable upon such conversion. For purposes of determining the Capital Account attributable to a Class B Unit, allocations pursuant to subparagraph 1(b)(ii) of Exhibit B shall be made in such a manner so as to allow the greatest number of Class B Units to convert pursuant to this Section 18.3 at any time.
(f)     Adjustment to Gross Asset Value.
(v)    The General Partner shall provide the holders of Class B Units the opportunity but not the obligation to make Capital Contributions, that are more than de minimis, to the Partnership in exchange for Class A Units in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(i) of the definition of Gross Asset Value each fiscal quarter to be effective immediately before the end of such fiscal quarter; provided, that if a holder of Class B Units wishes to make such a Capital Contribution, such holder shall provide notice to the General Partner of his, her or its intent to make a Capital Contribution pursuant to this Section 18.3(b) at least thirty (30) calendar days before the end of the fiscal quarter in which the adjustment to the Gross Asset Value of the Partnership’s assets is to be effective.
(vi)    For purposes of clause (i) of this Section 18.3(b), the value of each Class A Unit issued in order to cause an adjustment to the Gross Asset Value of the Partnership’s assets shall be an amount equal to the product of (y) the Value of a share of

Common Stock as of the date the holder of Class B Units makes a Capital Contribution to the Partnership multiplied by (z) the Exchange Factor.
(vii)    For the avoidance of doubt, the issuance of Class B Units shall be treated as an event allowing for an adjustment to the Gross Asset Value of the Partnership’s assets within the meaning of paragraph (b)(iv) of the definition of Gross Asset Value.
(g)    Impact of Conversion for Purposes of Subparagraph 1(b)(ii) of Exhibit B. For purposes of making future allocations under subparagraph 1(b)(ii) of Exhibit B, the portion of the Capital Account balance of the applicable holder of Class B Units that is treated as attributable to his, her or its Class B Units shall be reduced, as of the date of conversion, by the product of the number of Class B Units converted and the Average Capital Account Balance.

18.4	Profits Interests.
(a)    Each Class B Unit shall be treated as a separate “profits interest” within the meaning of Rev. Proc. 93-27, 1993-2 C.B. 343 and as a Safe Harbor Interest.
(b)    In accordance with Rev. Proc. 2001-43, 2001-2 CB 191, the Partnership shall treat a holder of Class B Units as the owner of such Class B Units from the date such Class B Units are granted, and shall file its Internal Revenue Service Form 1065 (or such successor form), and issue appropriate Schedule K-1s (or such successor schedules) to such holder of Class B Units, allocating to such holder its distributive share of all items of income, gain, loss, deduction and credit associated with such Class B Units as if it were fully vested. Each holder of Class B Units shall take into account such distributive share in computing its federal income tax liability for the entire period during which it holds the Class B Units. Neither the Partnership nor any Partner shall claim a deduction (as wages, compensation or otherwise) for the fair market value of such Class B Units issued to a holder of such Class B Units, either at the time of grant of the Class B Units or at the time the Class B Units becomes substantially vested. The undertakings contained in this Section 18.4(b) shall be construed in accordance with Section 4 of Rev. Proc. 2001-43.
(c)    Notwithstanding anything in this Agreement to the contrary, the General Partner is hereby authorized and directed in its sole determination to cause the Partnership to make a Safe Harbor Election with respect to the Class B Units. The Partnership shall make any allocations of items of income, gain, deduction, loss or credit (including forfeiture allocations and elections as to allocation periods) necessary or appropriate to effectuate and maintain the Safe Harbor Election.
(d)    Without limitation of any other provision herein, no Transfer of any Class B Units by a holder thereof, to the extent permitted by this Agreement, shall be effective unless prior to such Transfer, the transferee, assignee or intended recipient of such Class B Units shall have agreed in writing to be bound by the provisions of Section 10.2(d) and this Section 18.4, in form satisfactory to the General Partner.

(e)    The provisions of this Section 18.4 shall apply regardless of whether or not such holder of a Class B Unit files an election pursuant to Section 83(b) of the Code.

[SIGNATURE PAGE FOLLOWS]

Signature Page to Fourth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., among the undersigned and the other parties thereto.
General Partner:

PREFERRED APARTMENT COMMUNITIES, INC.

By:    /s/ John A. Williams_____________________
    John A. Williams
    President and Chief Executive Officer
Initial Limited Partner:

PREFERRED APARTMENT ADVISORS, LLC
By:    NELL Partners, Inc., its Member

By:_/s/ John A. Williams___________________
    John A. Williams
    President and Chief Executive Officer
Special Limited Partner:

PREFERRED APARTMENT ADVISORS, LLC
By:    NELL Partners, Inc., its Member

By: /s/ John A. Williams ___________________
    John A. Williams
    President and Chief Executive Officer

Corporate/Limited Liability Company Additional Limited Partner Signature Page to Fourth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., among the undersigned and the other parties thereto.

Dated: ____________ __, 20___	[Name of Corporation/LLC] By: Name: Title:

Individual Additional Limited Partner Signature Page to Fourth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., among the undersigned and the other parties thereto.

Dated: ____________ __, 20___

Name:

Partnership Limited Partner Signature Page to Fourth Amended and Restated Agreement of Limited Partnership of Preferred Apartment Communities Operating Partnership, L.P., among the undersigned and the other parties thereto.

Dated: ____________ __, 20___	[Name of Partnership] By: Name: Title:

Exhibit A

(as of January 16, 2013)
Partnership Interests

Name and Address of Partner	Type of Interest	Type of Units	Number of Partnership Units	Percentage Interest
Preferred Apartment Communities, Inc. 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	General Partner Interest	GP Units	36,666	0.675438%
	Limited Partner Interest	Series A Redeemable Preferred Units	19,762	Not applicable
	Limited Partner Interest	Series B Preferred Units	40,000	Not applicable
	Limited Partner Interest	Class A Units	5,136,733	97.353695%
Preferred Apartment Advisors, LLC 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class A Units	.1	0.000002%
Preferred Apartment Advisors, LLC 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Special Limited Partner Interest	None	Not applicable	Not applicable
WSW Holdings, LLC f/b/o WSW Holdings (WY), LLC f/b/o John A. Williams 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class A Units	41,149	0.758021%
	Limited Partner Interest	Class B Units	46,319	Not applicable

Name and Address of Partner	Type of Interest	Type of Units	Number of Partnership Units	Percentage Interest
WSW Holdings, LLC f/b/o WSW Holdings (WY), LLC f/b/o Leonard A. Silverstein 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class A Units	32,919	0.606413%
	Limited Partner Interest	Class B Units	37,055	Not applicable
William F. Leseman 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class A Units	16,460	0.303216%
	Limited Partner Interest	Class B Units	18,528	Not applicable
Michael J. Cronin 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class A Units	16,460	0.303216%
	Limited Partner Interest	Class B Units	18,528	Not applicable
Daniel M. DuPree 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class B Units	6,128	Not applicable
Jeffrey R. Sprain 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class B Units	10,808	Not applicable
Shirley K. Day 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class B Units	3,088	Not applicable

Name and Address of Partner	Type of Interest	Type of Units	Number of Partnership Units	Percentage Interest
Paul Cullen 3625 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339	Limited Partner Interest	Class B Units	6,128	Not applicable

Exhibit B

Allocations
For purposes of this Exhibit B, the term “Partner” shall include the Special Limited Partner.
1.Allocations.
(a)    Allocations of Net Income and Net Loss. Except as otherwise provided in this Agreement, for each taxable year or portion thereof, Net Income, Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction, of the Partnership shall be allocated among the Partners as follows:
(viii)    first, if the Partnership has Net Income for any taxable year or portion thereof, such Net Income shall be allocated to the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units pro rata and pari passu in proportion to their relative accrued Preferred Returns, with respect to such taxable year or portion thereof, to the extent of and until such Partners have received allocations of Net Income equal to the aggregate amount of distributions made to such Partners pursuant to Section 5.1(a)(i); and
(ix)    thereafter, to the Partners holding GP Units and Class A Units pro rata and pari passu in proportion to each such Partner’s respective Percentage Interest; provided, that for the avoidance of doubt, Net Loss, and to the extent necessary, individual items of loss or deductions shall only be allocable to Partners holding GP Units and Class A Units.
(b)    Allocations of Net Property Gain and Net Property Loss (including any revaluations to adjust the Capital Accounts of the Partners). Except as otherwise provided in this Agreement, for each taxable year or portion thereof, Net Property Gain, Net Property Loss and, to the extent necessary, individual items of gain or loss of the Partnership shall be allocated among the Partners as follows:
(i)    first, if the Partnership has Net Property Gain for any taxable year or portion thereof, such Net Property Gain shall be allocated to the Partners holding Series A Redeemable Preferred Units and/or Series B Preferred Units pro rata and pari passu in proportion to their relative accrued Preferred Returns, with respect to such taxable year or portion thereof, to the extent of and until such Partners have received allocations of Net Property Gain equal to the aggregate amount of distributions made to such Partners pursuant to Section 5.1(b)(i);
(ii)    second, if the Partnership has Net Property Gain for any taxable year or portion thereof, such Net Property Gain shall be allocated to the Partners holding Class B Units pro rata in proportion to their respective Percentage Interests until the Capital Account balances attributable to their Class B Units are equal to (A) the Average Capital Account Balance, multiplied by (B) the number of their Class B Units; provided, that no such Net Property Gain and, to the extent necessary, individual items of gain will be allocated with respect to any particular Class B Unit unless and to the extent that the Average Capital Account Balance exceeds the Average Capital Account Balance in existence at the time such Class B Unit was issued. The parties agree that the intent of this subparagraph 1(b)(ii) is to make the Capital Account balance associated with each Class B Unit to be economically equivalent to the Capital Account balance associated with the Class A Units outstanding (on a per-Unit basis), but only if and to the extent that the Capital Account balance associated with the Class A Units outstanding, without regard to the allocations under this subparagraph 1(b)(ii), has increased on a per-Unit basis since the issuance of the relevant Class B Unit; and
(iii)    thereafter, in a manner determined in the reasonable discretion of the General Partner such that the Capital Account of each Partner immediately after making such allocation, is, as nearly as possible, equal proportionately to (i) the distributions that would be made to such Partner pursuant to Section 5.1(b) if the Partnership were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Partnership liabilities were satisfied (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and the net assets of the Partnership were distributed in accordance with Section 5.1(b) to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain and the amount, if any and without duplication, that the Partner would be obligated to contribute to the capital of the Partnership, all computed immediately prior to the hypothetical sale of assets.
(c)    General Partner Gross Income Allocation. Prior to any allocations under subparagraph 1(a), there shall be specially allocated to the General Partner an amount of (i) first, items of Partnership income and (ii) second, items of Partnership gain during each fiscal year or other applicable period in an amount equal to the excess, if any, of (A) the cumulative distributions made to the General Partner under Section 7.3(b) of the Agreement, other than distributions which would properly be treated as “guaranteed payments” or which are attributable to the reimbursement of expenses which would properly be deductible by the Partnership, over (B) the cumulative allocations of Partnership income and gain to the General Partner under this subparagraph 1(c).
2.    Regulatory Allocations. Notwithstanding any provisions of paragraph 1 of this Exhibit B, the following special allocations shall be made.
(a)    Minimum Gain Chargeback (Nonrecourse Liabilities). Except as otherwise provided in Section 1.704-2(f) of the Regulations, if there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in Partnership Minimum Gain to the extent required by Section 1.704-2(f) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f) and (i) of the Regulations. This subparagraph

2(a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.
(b)    Partner Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain during any fiscal year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner’s share of the net decrease in the Partner Nonrecourse Debt Minimum Gain to the extent and in the manner required by Section 1.704-2(i) of the Regulations. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and (j)(2) of the Regulations. This subparagraph 2(b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this subparagraph 2(b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.
(c)    Qualified Income Offset. If a Partner unexpectedly receives any adjustments, allocations or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and such Partner has an Adjusted Capital Account Deficit, items of Partnership income (including gross income) and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible as required by the Regulations. This subparagraph 2(c) is intended to constitute a “qualified income offset” under Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
(d)    Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.
(e)    Partner Nonrecourse Deductions. Partner Nonrecourse Deductions for any fiscal year or other applicable period with respect to a Partner Nonrecourse Debt shall be specially allocated to the Partner that bears the economic risk of loss for such Partner Nonrecourse Debt (as determined under Sections 1.704-2(b)(4) and 1.704-2(i)(1) of the Regulations).
(f)    Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any asset of the Partnership pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated among the Partners in a manner consistent with the manner in which each of their respective Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

(g)    Gross Income Allocation. If any Partner has an Adjusted Capital Account Deficit at the end of any fiscal year or other applicable period which is in excess of the amount such Partner is obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), such Partner shall be specially allocated items of Partnership income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this subparagraph 2(g) shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit in excess of such amount after all other allocations provided for under this Agreement have been made as if subparagraph 2(c) and this subparagraph 2(g) were not in this Agreement.
3.    Tax Allocations.
(a)    Items of Income or Loss. Except as is otherwise provided in this Exhibit B, an allocation of Partnership Net Income, Net Loss, Net Property Gain or Net Property Loss to a Partner shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and item of tax-exempt income or Section 705(a)(2)(B) expenditure (or item treated as such expenditure pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations) (“Tax Items”) that is taken into account in computing Net Income, Net Loss, Net Property Gain or Net Property Loss.
(b)    Section 1245/1250 Recapture. Subject to subparagraph 3(c) below, if any portion of gain from the sale of Partnership assets is treated as gain which is ordinary income by virtue of the application of Sections 1245 or 1250 of the Code (“Affected Gain”), then such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated. This subparagraph 3(b) shall not alter the amount of Net Income or Net Property Gain (or items thereof) allocated among the Partners, but merely the character of such Net Income or Net Property Gain (or items thereof). For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income, Net Loss, Net Property Gain and Net Property Loss for such respective period.
(c)    Precontribution Gain, Revaluations. With respect to any Contributed Property, the Partnership shall use any permissible method contained in the Regulations promulgated under Section 704(c) of the Code selected by the General Partner, in its sole discretion, to take into account any variation between the adjusted basis of such asset and the fair market value of such asset as of the time of the contribution (“Precontribution Gain”). Each Partner hereby agrees to report income, gain, loss and deduction on such Partner’s federal income tax return in a manner consistent with the method used by the Partnership. If any asset has a Gross Asset Value which is different from the Partnership’s adjusted basis for such asset for federal income tax purposes because the Partnership has revalued such asset pursuant to Section 1.704-1(b)(2)(iv)(f) of the Regulations, the allocations of Tax Items shall be made in accordance with the principles of Section 704(c) of the Code and the Regulations and the methods of allocation promulgated thereunder. The intent of this subparagraph 3(c) is that each Partner who contributed to the capital of the Partnership a Contributed Property will bear, through reduced allocations of depreciation, increased allocations of gain or other items, the tax detriments associated with any Precontribution Gain. This subparagraph 3(c) is to be interpreted consistently with such intent.
(d)    Excess Nonrecourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Regulations, solely for purposes of determining each Partner’s proportionate share of the “excess nonrecourse liabilities” of the Partnership (as defined in Section 1.752-3(a)(3) of the Regulations), the Partners’ respective interests in Partnership profits shall be determined under any permissible method reasonably determined by the General Partner; provided, however, that each Partner who has contributed an asset to the Partnership shall be allocated, to the extent possible, a share of “excess nonrecourse liabilities” of the Partnership which results in such Partner being allocated nonrecourse liabilities in an amount which is at least equal to the amount of income pursuant to Section 704(c) of the Code and the Regulations promulgated thereunder (the “Liability Shortfall”). If there is an insufficient amount of nonrecourse liabilities to allocate to each Partner an amount of nonrecourse liabilities equal to the Liability Shortfall, then an amount of nonrecourse liabilities in proportion to, and to the extent of, the Liability Shortfall shall be allocated to each Partner.
(e)    References to Regulations. Any reference in this Exhibit B or the Agreement to a provision of proposed and/or temporary Regulations shall, if such provision is modified or renumbered, be deemed to refer to the successor provision as so modified or renumbered, but only to the extent such successor provision applies to the Partnership under the effective date rules applicable to such successor provision.)
(f)    Successor Partners. For purposes of this Exhibit B, a transferee of a Partnership Interest shall be deemed to have been allocated the Net Income, Net Loss, Net Property Gain, Net Property Loss and other items of Partnership income, gain, loss, deduction and credit allocable to the transferred Partnership Interest that previously have been allocated to the transferor Partner pursuant to this Agreement.